As filed with the Securities and Exchange Commission on October 24, 1996

                                                       Registration No. 33-80813
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                      NATIONAL FINANCIAL AUTO FUNDING TRUST
                   (Originator of the Trusts Described Herein)
             (Exact name of registrant as specified in its charter)

               DELAWARE                                     9999
    (STATE OR OTHER JURISDICTION OF                  (PRIMARY STANDARD
    INCORPORATION OR ORGANIZATION)               INDUSTRIAL CLASSIFICATION
                                                        CODE NUMBER)

                                 One Park Place
                               621 NW 53rd Street
                              Boca Raton, FL 33487
                                 (407) 997-2747


   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------
                                 GARY L. SHAPIRO
                                   Co-Trustee
                      National Financial Auto Funding Trust
                                 One Park Place
                               621 NW 53rd Street
                              Boca Raton, FL 33487
                                 (407) 997-2747
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:

                             THOMAS J. CASSIDY, ESQ.
                             Thacher Proffitt & Wood
                              2 World Trade Center
                            New York, New York 10048
                                 (212) 912-7400

                             ----------------------

        Approximate date of commencement of proposed sale to the public:
                 From time to time after the effective date of
        this Registration Statement as determined by market conditions.

                             ----------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment pans, please check the following box. |_|
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________
   If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                              ----------------------




         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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




                                EXPLANATORY NOTE

         This Registration Statement includes a base prospectus and two forms of prospectus supplement, version I relating to an offering of Automobile

Receivables-Backed Certificates evidencing beneficial interests in a trust consisting of automobile receivables and related assets and version II relating to an offering of Automobile Receivables-Backed Notes issued by an owner trust and the concurrent offering of Automobile Receivables-Backed Certificates evidencing beneficial ownership of such trust, which Certificates are subordinated to the related Notes. This Post-Effective Amendment No. 1 to the

Registration Statement does not contain revisions to the forms of prospectus supplement and such forms of prospectus supplement have therefore been omitted from this filing.

PROSPECTUS




                   NATIONAL AUTO AUTOMOBILE RECEIVABLES TRUSTS

                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                       AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  ------------

                      NATIONAL FINANCIAL AUTO FUNDING TRUST
                                    (Seller)

                                  ------------

         The Automobile Receivables-Backed Certificates (the "Certificates") and the Automobile Receivable-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement.


         The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by National Financial Auto Funding Trust (the "Seller"), a wholly owned subsidiary of National Auto Finance Company L.P. ("NAFCO"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sales contracts (the "Receivables") purchased by NAFCO or Auto Credit Clearinghouse L.P., a subsidiary of NAFCO (together with NAFCO, the "Originators"), from motor vehicle dealers and secured by new and used automobiles, light trucks, vans or minivans, certain monies paid or payable thereunder after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of the security interests in the vehicles financed thereby, rights to receive proceeds from claims on certain insurance policies covering the vehicles or the obligors on the Receivables, rights to enforce certain remedies against the Originators in the event of a breach of a representation or warranty made by the Originators regarding the Receivables, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with the Trustee or the Indenture Trustee, which may include a Pre-Funding Account and/or a Revolving Account, each of which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period or Revolving Period specified in the related Prospectus Supplement.

         Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, NAFCO, in its individual capacity and as Servicer, and the Trustee specified in the related Prospectus Supplement (the " Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Trustee and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, NAFCO, in its individual capacity and as Servicer, the Trust and the Backup Servicer (as defined herein). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

                                                   (CONTINUED ON FOLLOWING PAGE)


         FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED
             BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK
            FACTORS" AT PAGE 20 HEREIN AND AS MAY BE SET FORTH IN THE
                         RELATED PROSPECTUS SUPPLEMENT.

                                ---------------
 THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF
  THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF NAFCO,
                     THE SELLER OR ANY AFFILIATE OF EITHER.
                                ---------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------
         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.


                THE DATE OF THIS PROSPECTUS IS OCTOBER 24, 1996.

         Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and/or interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

         Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables.

         Unless the related Prospectus Supplement provides for physical delivery of the Securities, the Certificates and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (" DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.


         Certain capitalized terms used in this Prospectus are defined elsewhere herein. A listing of the pages on which such terms are defined is found in the "Index of Defined Terms" herein on page 89.


         There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                              AVAILABLE INFORMATION

         The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates.


                           REPORTS TO SECURITYHOLDERS


         Unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller or NAFCO intends to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer, on behalf of each Trust, will discontinue the filing of such periodic reports with the Commission upon completion of the reporting period required by Rule 15d-1 of the Exchange Act.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

         The Servicer will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company L.P., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747).

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF EACH SERIES OF SECURITIES. CERTAIN CAPITALIZED TERMS IN THIS PROSPECTUS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS."


Issuer.................................  With respect to each series of
                                         Securities, a trust (the "Trust") will
                                         be formed by National Financial Auto
                                         Funding Trust (the "Seller") pursuant
                                         to either a Pooling and Servicing
                                         Agreement among the Seller, National
                                         Auto Finance Company L.P. ("NAFCO"), in
                                         its individual capacity and as Servicer
                                         (in such capacity referred to herein as
                                         the " Servicer"), and the Trustee
                                         specified in the related Prospectus
                                         Supplement, or a Trust Agreement
                                         between the Seller, the Trustee
                                         specified in the related Prospectus
                                         Supplement and certain other parties as
                                         specified in the related Prospectus
                                         Supplement.


Seller.................................  National Financial Auto Funding Trust,
                                         a wholly owned subsidiary of NAFCO. See
                                         "The Seller."


Originators............................  NAFCO and Auto Credit Clearinghouse
                                         L.P., a subsidiary of NAFCO.


Servicer...............................  National Auto Finance Company, L.P. See
                                         "NAFCO."


Trustee................................  The Trustee specified in the related
                                         Prospectus Supplement (the "Trustee").
                                         See "Description of the Purchase
                                         Agreements and the Trust Documents--
                                         The Trustee."


Backup Servicer........................  NAFCO may be terminated as Servicer under certain circumstances, at which
                                         time the Backup Servicer specified in
                                         the related Prospectus Supplement (the
                                         "Backup Servicer") will automatically
                                         become the Servicer. See "Description
                                         of the Purchase Agreements and the
                                         Trust Documents--

                                         Servicer Termination Events" and "--The
                                         Backup Servicer."

Indenture Trustee......................  With respect to any Series of
                                         Securities including one or more
                                         classes of Notes, the Indenture Trustee
                                         specified in the related Prospectus
                                         Supplement (the " Indenture Trustee").

The Certificates.......................  Each series of Securities will include one or more classes of Certificates
                                         which will be issued pursuant to the
                                         related Trust Documents.


                                         Certificates will be available for
                                         purchase in the denominations specified
                                         in the related Prospectus Supplement
                                         and will be available in book-entry
                                         form only unless otherwise provided in
                                         the related Prospectus Supplement.
                                         Holders of Certificates ("
                                         Certificateholders") will be able to
                                         receive Definitive Certificates only in
                                         the limited circumstances described
                                         herein or in the related Prospectus
                                         Supplement. See "Certain Information
                                         Regarding the Securities-- Book-Entry
                                         Registration."

                                         Other than as provided below with
                                         respect to Strip Certificates, each
                                         class of Certificates will have a
                                         stated Certificate Balance (as defined
                                         in the related Prospectus Supplement)
                                         and will accrue interest on such
                                         Certificate Balance at a specified rate
                                         (with respect to each class of
                                         Certificates, the "Pass-Through Rate").
                                         Each class of Certificates may have a
                                         different Pass- Through Rate, which may
                                         be a fixed, variable or adjustable
                                         Pass-Through Rate, or any combination
                                         of the foregoing. The related
                                         Prospectus Supplement will specify the
                                         Pass-Through Rate for each class of
                                         Certificates, or the initial
                                         Pass-Through Rate and the method for
                                         determining subsequent changes to the
                                         Pass-Through Rate. In addition, a
                                         series may include one or more classes
                                         of Certificates ("Strip Certificates")
                                         entitled to (i) distributions in
                                         respect of principal with
                                         disproportionate, nominal or
                                         no interest distributions, or (ii)
                                         interest distributions, with
                                         disproportionate, nominal or no
                                         distributions in respect of principal.

                                         A series may include two or more
                                         classes of Certificates which differ as
                                         to timing of distributions, sequential
                                         order, priority of payment, seniority,
                                         allocation of loss, Pass- Through Rate
                                         or amount of distributions in respect
                                         of principal or interest, or as to
                                         which distributions in respect of
                                         principal or interest on any class may
                                         or may not be made upon the occurrence
                                         of specified events or on the basis of
                                         collections from designated portions of
                                         the Receivables Pool.

                                         With respect to any series of
                                         Securities including one or more
                                         classes of Notes, distributions in
                                         respect of the Certificates may be
                                         subordinated in priority of payment to
                                         payments on the Notes, to the extent
                                         specified in the related Prospectus
                                         Supplement.


                                         If the Seller or Servicer exercises its
                                         option to purchase the Receivables of a
                                         Trust on the terms and conditions
                                         described below under "Description of
                                         the Purchase Agreements and the Trust
                                         Documents--Termination,"
                                         Certificateholders will receive an
                                         amount in respect of the Certificates
                                         as specified in the related Prospectus
                                         Supplement. In addition, if the related
                                         Prospectus Supplement provides that the
                                         property of a Trust will include a
                                         Pre-Funding Account or Revolving
                                         Account , Certificateholders may
                                         receive a distribution in respect of
                                         principal on or immediately following
                                         the end of the Pre-Funding Period or
                                         Revolving Period, as applicable,
                                         specified in the related Prospectus
                                         Supplement in an amount and manner
                                         specified in the related Prospectus
                                         Supplement.


The Notes..............................  With respect to any series of
                                         Securities including one or more
                                         classes of Notes, such Notes will be
                                         issued pursuant to an Indenture.

                                         Notes will be available for purchase in
                                         the denominations specified in the
                                         related Prospectus Supplement and will
                                         be available in book-entry form or, if
                                         specified in the related Prospectus
                                         Supplement, in definitive form. If
                                         Notes are issued in book-entry form,
                                         holders of Notes (" Noteholders") will
                                         be able to receive Definitive Notes
                                         only in the limited circumstances
                                         described herein or in the related
                                         Prospectus Supplement. See "Certain
                                         Information Regarding the Securities--
                                         Book-Entry Registration."

                                         Other than as provided below with
                                         respect to Strip Notes, each class of
                                         Notes will have a stated principal
                                         amount and will bear interest at a
                                         specified rate or rates (with respect
                                         to each class of Notes, the "Interest
                                         Rate"). Each class of Notes may have a
                                         different Interest Rate, which may be a
                                         fixed, variable or adjustable Interest
                                         Rate, or any combination of the
                                         foregoing. The related Prospectus
                                         Supplement will specify the Interest
                                         Rate and the method for determining
                                         subsequent changes to the Interest
                                         Rate. In addition, a series may include
                                         one or more classes of Notes ("Strip
                                         Notes") entitled to (i) principal
                                         payments with disproportionate, nominal
                                         or no interest payments or (ii)
                                         interest payments with
                                         disproportionate, nominal or no
                                         principal payments.

                                         A series may include two or more
                                         classes of Notes which differ as to the
                                         timing and priority of payment,
                                         seniority, allocations of loss,
                                         Interest Rate or amount of payments of
                                         principal or interest, or as to which
                                         payments of principal or interest may
                                         or may not be made upon the occurrence
                                         of specified events or on the basis of
                                         collections from designated portions of
                                         the Receivables Pool. If the Seller or
                                         the Servicer exercises its option to
                                         purchase the Receivables of a Trust on
                                         the terms and conditions described
                                         below under "Description of the
                                         Purchase Agreements and the Trust
                                         Documents--Termination," the
                                         outstanding Notes, if any, of such
                                         series will be redeemed as set forth in
                                         the related

                                         Prospectus Supplement. In addition, if
                                         the related Prospectus Supplement
                                         provides that the property of a Trust
                                         will include a PreFunding Account or
                                         Revolving Account , the outstanding
                                         Notes, if any, of such series will be
                                         subject to partial redemption on or
                                         immediately following the end of the
                                         PreFunding Period or Revolving Period,
                                         as applicable, in an amount and manner
                                         specified in the related Prospectus
                                         Supplement. In the event of such
                                         partial redemption, the Noteholders may
                                         be entitled to receive a prepayment
                                         premium from the Trust, in the amount
                                         and to the extent provided in the
                                         related Prospectus Supplement.

Trust Property.........................  Each Certificate will represent a fractional undivided interest in, and
                                         each Note, if any, will represent an
                                         obligation of, the related Trust. The
                                         assets of each Trust (the "Trust
                                         Property") will include a pool (the
                                         "Receivables Pool") of retail
                                         installment sales contracts (the
                                         "Receivables") purchased or to be
                                         purchased from motor vehicle dealers
                                         ("Dealers") by the Originators and
                                         secured by new and used automobiles,
                                         light trucks, vans or minivans (the "
                                         Financed Vehicles"), certain monies
                                         paid or payable thereunder on or after
                                         the Cutoff Date (as specified in the
                                         related Prospectus Supplement), an
                                         assignment of the security interests in
                                         the Financed Vehicles and of the right
                                         to receive proceeds from claims on
                                         certain insurance policies covering the
                                         Financed Vehicles or the Obligors, the
                                         assignment of certain rights of the
                                         Originators against the Dealers
                                         originating such Receivables, the
                                         Collection Account and certain other
                                         trust accounts as may be established to
                                         provide credit support or liquidity
                                         with respect to the related Trust
                                         assets or Securities, including in the
                                         case of each such account all
                                         investments therein, all income from
                                         the investment of funds therein and all
                                         proceeds thereof, and certain other
                                         rights under the Trust Documents. In
                                         addition, if so specified in the
                                         related

                                         Prospectus Supplement, the Trust
                                         Property will include monies on deposit
                                         in a Pre- Funding Account and/or
                                         Revolving Account to be established
                                         with the Indenture Trustee or the
                                         Trustee, which will be used to purchase
                                         Subsequent Receivables (as defined
                                         below) from the Seller from time to
                                         time during the Pre-Funding Period
                                         and/or Revolving Period specified in
                                         the related Prospectus Supplement, as
                                         well as any Subsequent Receivables so
                                         purchased. See "The Trusts."

                                         The Receivables of each Trust will be
                                         purchased by the Seller from the
                                         Originators and/or one or more
                                         special-purpose finance subsidiaries of
                                         NAFCO (each of the Originators and any
                                         such subsidiary, in its capacity as
                                         transferor of Receivables to the
                                         Seller, a "NAFCO Transferor") pursuant
                                         to a purchase agreement (the " Purchase
                                         Agreement") between the Seller and the
                                         applicable NAFCO Transferor on or prior
                                         to the date of issuance of the
                                         Securities. If and to the extent
                                         provided in the related Prospectus
                                         Supplement, the Seller will be
                                         obligated (subject only to the
                                         availability thereof) to purchase from
                                         one or more NAFCO Transferors and to
                                         sell to the related Trust, and the
                                         related Trust will be obligated to
                                         purchase from the Seller (subject to
                                         the satisfaction of certain conditions
                                         described in the applicable Purchase
                                         Agreement), additional Receivables (the
                                         "Subsequent Receivables") from time to
                                         time (as frequently as daily) during
                                         the Pre- Funding Period specified in
                                         the related Prospectus Supplement
                                         having an aggregate principal balance
                                         approximately equal to the amount on
                                         deposit in the Pre-Funding Account (the
                                         " Pre-Funded Amount") on such Closing
                                         Date.

                                         The Trust Property of each Trust will
                                         also include an assignment of the
                                         Seller's rights under the related
                                         Purchase Agreement, including rights
                                         against the applicable Originator upon
                                         the occurrence of certain
                                         breaches of representations and
                                         warranties thereunder (a "Repurchase
                                         Event"). See "Description of the
                                         Purchase Agreements and Trust
                                         Documents--Sale and Assignment of the
                                         Receivables" and "--Servicing
                                         Procedures."


Pre-Funding Account....................  If and to the extent specified in the related Prospectus Supplement, a
                                         portion of the net proceeds from the
                                         offering of the Securities of a series
                                         (such amount, the " Pre-Funded Amount")
                                         may be deposited in a segregated
                                         account (the "Pre-Funding Account")
                                         with the Trustee or Indenture Trustee,
                                         as the case may be, for the benefit of
                                         the Securityholders. During the period
                                         specified in the related Prospectus
                                         Supplement (the " Pre-Funding Period")
                                         the Pre-Funded Amount will be reduced
                                         as it is used to purchase Subsequent
                                         Receivables subject to the satisfaction
                                         of certain conditions specified under
                                         the related Trust Documents. The
                                         maximum length of the Pre-Funding
                                         Period will be specified in the related
                                         Prospectus Supplement and will not
                                         exceed one year. The Pre-Funded Amount
                                         will be specified in the related
                                         Prospectus Supplement and will not
                                         exceed the lesser of (i) 25% of the
                                         gross proceeds of the offering of the
                                         related series of Securities and (ii)
                                         the aggregate principal balance of
                                         Subsequent Receivables that the Seller
                                         anticipates it will be able to acquire
                                         and convey to the Trust during the Pre-
                                         Funding Period. Funds on deposit in the
                                         Pre-Funding Account will be invested in
                                         Eligible Investments pending release of
                                         such funds to the Seller in connection
                                         with the purchase of Subsequent
                                         Receivables.

                                         Prior to the conveyance of any
                                         Subsequent Receivables to the Trust,
                                         the Seller will be required to give
                                         notice of the Subsequent Receivables to
                                         be conveyed to the Trust to the
                                         Trustee(s), the Rating Agencies and any
                                         third-party credit enhancement
                                         provider. Upon the satisfaction of the
                                         conditions set forth in the Trust
                                         Documents, including the receipt by the
                                         Trustee and/or Indenture

                                         Trustee, as applicable, of an executed
                                         assignment, the Trustee and/or
                                         Indenture Trustee, as applicable, will
                                         release from the Pre-Funding Account
                                         the necessary funds to purchase the
                                         Subsequent Receivables to be conveyed
                                         to the Trust on such date. In no event
                                         will funds be released from the
                                         PreFunding Account to purchase
                                         Subsequent Receivables unless the
                                         Rating Agencies rating the Securities
                                         of such series confirm that the ratings
                                         on the Securities of such series have
                                         not been withdrawn or reduced as a
                                         result of the conveyance of the
                                         Subsequent Receivables to the Trustee.
                                         Subsequent Receivables purchased with
                                         funds released from the Pre-Funding
                                         Account will have been originated in
                                         accordance with the Originators'
                                         general underwriting guidelines as in
                                         effect from time to time and will not
                                         be selected on the basis of any adverse
                                         selection criteria.


                                         If any Pre-Funded Amount remains on
                                         deposit in the Pre-Funding Account at
                                         the end of the Pre-Funding Period, such
                                         amount, in the amounts and in the
                                         manner specified in the related
                                         Prospectus Supplement, will be used to
                                         prepay some or all classes of the
                                         Securities. In the event of such
                                         prepayment, the Securityholders may be
                                         entitled to receive a prepayment
                                         premium in the amount and to the extent
                                         provided in the related Prospectus
                                         Supplement. Such a prepayment could
                                         result in the Securityholders receiving
                                         principal payments at a time when the
                                         Securityholders are unable to reinvest
                                         such payments in investments having a
                                         yield and rating comparable to the
                                         yield and rating on the Securities. See
                                         "Risk Factors--Yield and Prepayment
                                         Considerations.

Revolving Account......................  If the related Prospectus Supplement so provides, there may be a period
                                         commencing on the date of issuance of a
                                         class or classes of Notes or
                                         Certificates of a series and ending on
                                         the date set forth in the related
                                         Prospectus Supplement (the "Revolving
                                         Period") during which no principal
                                         payments
                                         will be made to one or more classes of
                                         Notes or Certificates of the related
                                         series as are identified in such
                                         Prospectus Supplement. All collections
                                         of principal otherwise allocated to
                                         such classes of Notes or Certificates
                                         may be (i) utilized by the Trust during
                                         the Revolving Period to acquire
                                         additional Receivables that satisfy the
                                         standards described under "Description
                                         of the Purchase Agreements and the
                                         Trust Documents -- Sale and Assignment
                                         of the Receivables" herein and the
                                         criteria set forth in the related
                                         Prospectus Supplement, (ii) held in an
                                         account and invested in Eligible
                                         Investments for later distribution to
                                         Securityholders, (iii) applied to those
                                         Notes or Certificates, if any,
                                         specified in the related Prospectus
                                         Supplement as then are in amortization,
                                         or (iv) otherwise applied as specified
                                         in the related Prospectus Supplement.

                                         An "Amortization Period" is the period
                                         during which an amount of principal is
                                         payable to holders of a series of
                                         Securities that, during the Revolving
                                         Period, were not entitled to such
                                         payments. If so specified in the
                                         related Prospectus Supplement, during
                                         an Amortization Period all or a portion
                                         of principal collections on the
                                         Receivables may be applied as specified
                                         above for a Revolving Period and, to
                                         the extent not so applied, will be
                                         distributed to the classes of Notes or
                                         Certificates specified in the related
                                         Prospectus Supplement as then being
                                         entitled to payments of principal. In
                                         addition, if so specified in the
                                         related Prospectus Supplement, amounts
                                         deposited in certain accounts for the
                                         benefit of one or more classes of Notes
                                         or Certificates may be released from
                                         time to time or on a specified date and
                                         applied as a payment of principal on
                                         such classes of Notes or Certificates.
                                         The related Prospectus Supplement will
                                         set forth the circumstances which will
                                         result in the commencement of an
                                         Amortization Period.

                                         Each Trust that has a Revolving Period
                                         may also issue to the Seller a
                                         certificate evidencing an undivided
                                         beneficial interest (the "Retained
                                         Interest") in the Trust not represented
                                         by the other Securities issued by such
                                         Trust. As further described in the
                                         related Prospectus Supplement, the
                                         value of such Retained Interest will
                                         fluctuate as the amount of Trust
                                         Property fluctuates and the amount of
                                         Notes and Certificates of the related
                                         series of Securities outstanding is
                                         reduced.


Credit Enhancement.....................  If and to the extent specified in the related Prospectus Supplement, credit
                                         enhancement with respect to a Trust or
                                         any class of Securities may include any
                                         one or more of the following: a
                                         financial guaranty insurance policy (a
                                         "Policy") issued by an insurer
                                         specified in the related Prospectus
                                         Supplement (a "Security Insurer"),
                                         subordination of one or more other
                                         classes of Securities, a reserve
                                         account, overcollateralization, letters
                                         of credit, credit or liquidity
                                         facilities, repurchase obligations,
                                         third party payments or other support,
                                         cash deposits or other arrangements. A
                                         form of credit enhancement may have
                                         certain limitations and exclusions from
                                         coverage thereunder, which will be
                                         described in the related Prospectus
                                         Supplement. "Description of the
                                         Purchase Agreements and the Trust
                                         Documents--Credit Enhancement."


Servicer and OFSA......................  The Servicer will be directly obligated to the Trustee for the servicing and
                                         administering of the Receivables
                                         pursuant to the Trust Documents. With
                                         respect to each series of Securities,
                                         compensation to the Servicer will
                                         include a monthly fee (the "Servicing
                                         Fee") that will be payable from the
                                         related Trust to the Servicer on each
                                         Distribution Date in an amount equal to
                                         the product of one-twelfth of the per
                                         annum rate specified in the related
                                         Prospectus Supplement multiplied by the
                                         aggregate principal balance of the
                                         Receivables (the "Aggregate Principal
                                         Balance") as of the first day of the
                                         prior
                                         calendar month, plus any late fees and
                                         other administrative fees and expenses
                                         or similar charges collected with
                                         respect to the Receivables during such
                                         Monthly Period. The Servicer may, to
                                         the extent provided in the Trust
                                         Documents and with the prior written
                                         consent of the Security Insurer, if
                                         any, delegate any of its servicing
                                         duties to one or more subservicers;
                                         PROVIDED, HOWEVER, that notwithstanding
                                         the delegation of its duties pursuant
                                         to a subservicer arrangement, the
                                         Servicer will not be relieved of its
                                         obligations with respect to the
                                         servicing of the Receivables. On or
                                         before the Closing Date specified in
                                         the related Prospectus Supplement, the
                                         Servicer will enter into a Subservicing
                                         Agreement (the "Subservicing
                                         Agreement") with Omni Financial
                                         Services of America, Inc., a wholly
                                         owned subsidiary of World Omni
                                         Financial Corp. ("OFSA"), pursuant to
                                         which OFSA will subservice the
                                         Receivables and maintain possession of
                                         the Receivable Files in a custodial
                                         capacity on behalf of the Trustee. It
                                         is intended that OFSA will directly
                                         service the Receivables and will
                                         collect payments received on the
                                         Receivables, engage in collection
                                         efforts in respect of past due
                                         Receivables and, where appropriate,
                                         repossess and liquidate Financed
                                         Vehicles securing defaulted
                                         Receivables. Unless otherwise specified
                                         in the related Prospectus Supplement,
                                         none of the Servicer, the Security
                                         Insurer or OFSA will have any
                                         obligation to make advances of
                                         delinquent payments of principal and
                                         interest on the Receivables. None of
                                         the Trustee, the Trust, the Indenture
                                         Trustee, the Security Insurer or the
                                         Securityholders will be party to the
                                         Subservicing Agreement and none of them
                                         will have any rights to enforce the
                                         Subservicing Agreement other than as
                                         such rights may be assigned to the
                                         Trustee in the event it acts as Back-Up
                                         Servicer or successor Servicer;
                                         PROVIDED, HOWEVER, the Security
                                         Insurer, if any, will have the right to
                                         terminate any subservicing arrangement
                                         in
                                         connection with a termination of the
                                         Servicer.


Receivables............................  The Receivables forming part of the
                                         Trust Property of each Trust were or
                                         will have been originated by Dealers
                                         and sold by the Dealers to the
                                         Originators in the ordinary course of
                                         business. The Receivables will
                                         generally be prepayable at any time
                                         without penalty to the purchaser or
                                         co-purchasers of the Financed Vehicle
                                         or other person or persons who are
                                         obligated to make payments thereunder
                                         (each, an "Obligor"). See "The
                                         Receivables." Information with respect
                                         to each Receivables Pool, including the
                                         weighted average annual percentage rate
                                         and the weighted average remaining
                                         maturity, will be set forth in the
                                         related Prospectus Supplement.



Collection Account and
Lockbox Account........................  With respect to each series of
                                         Securities, the Servicer will establish
                                         and maintain one or more separate
                                         accounts (the "Collection Account") in
                                         the name of the Trustee or, in the case
                                         of any series including one or more
                                         classes of Notes, in the name of the
                                         Indenture Trustee for the benefit of
                                         the Certificateholders and the
                                         Noteholders, if any. All payments from
                                         Obligors that are received by the
                                         Servicer or any subservicer on behalf
                                         of each Trust will be deposited in the
                                         related Collection Account not later
                                         than two Business Days after receipt
                                         thereof or, if acceptable to the
                                         applicable Rating Agencies, such other
                                         time period as may be specified in the
                                         related Prospectus Supplement. OFSA has
                                         established and maintains a lockbox
                                         account (the "Lockbox Account")
                                         currently with Mellon Financial
                                         Services, a subsidiary of Mellon Bank
                                         (the "Lockbox Bank") to which payments
                                         in respect of motor vehicle installment
                                         debt obligations and lease obligations
                                         serviced by OFSA are remitted. Obligors
                                         will be notified to remit payments in
                                         respect of the Receivables directly to
                                         the Lockbox Account or, if acceptable
                                         to the applicable Rating Agencies, such
                                         other
                                         account or accounts as may be specified
                                         in the related Prospectus Supplement.
                                         The Lockbox Account will not be
                                         segregated nor assigned or pledged to
                                         the Trustee or the Indenture Trustee
                                         and payments in respect of the
                                         Receivables deposited to the Lockbox
                                         Account will be commingled with
                                         collections in respect of motor vehicle
                                         installment debt obligations and lease
                                         obligations serviced by OFSA. Neither
                                         the Trustee nor the Servicer will have
                                         any rights to withdraw or otherwise
                                         direct disposition of funds on deposit
                                         in the Lockbox Account. The Servicer
                                         will be permitted to use any
                                         alternative remittance schedule
                                         acceptable to the Rating Agencies (as
                                         defined below) and to the Security
                                         Insurer, if any (unless the Security
                                         Insurer shall be in continuing default
                                         on its obligations under the Policy or
                                         certain bankruptcy events shall have
                                         occurred with respect to the Security
                                         Insurer (an "Insurer Default")). See
                                         "Description of the Purchase Agreements
                                         and the Trust Documents--Collections."



Mandatory Purchases of Certain
 Receivables...........................  With respect to each series of
                                         Securities, the Originator or
                                         Originators will make certain
                                         representations and warranties to the
                                         Seller regarding the Receivables
                                         conveyed to the Seller in the related
                                         Purchase Agreement. The Seller will in
                                         turn make representations and
                                         warranties to the Trustee corresponding
                                         to those made by the Originator
                                         pursuant to the related Purchase
                                         Agreement and will assign to the
                                         Trustee the right to enforce the
                                         representations and warranties made by
                                         the Originator for the benefit of the
                                         related Trust and the Security Insurer,
                                         if any, and if such series of
                                         Securities includes one or more classes
                                         of Notes, the Trustee will assign its
                                         right to enforce such representations
                                         and warranties to the related Indenture
                                         Trustee as collateral for the Notes.
                                         The Trustee and the Indenture Trustee,
                                         if any, as assignees of the obligations
                                         of the Originator to the Seller under
                                         the Purchase Agreement will be entitled
                                         to require that the Originator
                                         repurchase any Receivable if the
                                         interests of the Certificateholders,
                                         the Noteholders, if any, the Security
                                         Insurer, if any, or the related Trust
                                         therein are materially and adversely
                                         affected by a breach of any such
                                         representation or warranty and such
                                         breach is not cured within the period
                                         specified in the related Prospectus
                                         Supplement, if any such period is so
                                         specified (a "Repurchase Event"). See
                                         "Description of the Purchase Agreements
                                         and the Trust Documents--Sale and
                                         Assignment of the Receivables." No
                                         assurance can be given that the Seller
                                         or the applicable Originator will at
                                         any time have sufficient funds to
                                         satisfy any such repurchase
                                         requirement. Mandatory repurchase by
                                         the Seller or the Originator of the
                                         Receivables will reduce the average
                                         life of the Securities and could result
                                         in the Securityholders receiving
                                         unexpected principal payments at a time
                                         when such Securityholders are unable to
                                         reinvest such payments in investments
                                         having a yield and rating comparable to
                                         the yield and rating on the Securities.
                                         See "Risk Factors--Yield and Prepayment
                                         Considerations."


Optional Purchase of Receivables.......  With respect to each series of
                                         Securities, the Seller or the Servicer
                                         may purchase all the Receivables held
                                         by the related Trust on any
                                         Distribution Date following the first
                                         Monthly Period as of which the
                                         Aggregate Principal Balance has
                                         declined to 10% or less (or such other
                                         percentage as may be specified in the
                                         related Prospectus Supplement) of the
                                         Cutoff Date Principal Balance, subject
                                         to certain provisions in the related
                                         Trust Documents. Such right may be
                                         exercised only with the prior written
                                         consent of the Security Insurer, if
                                         any, if such retransfer would result in
                                         a claim under any Policy or would
                                         result in any amount owing to the
                                         Security Insurer, if any, or the
                                         Securityholders remaining unpaid. See
                                         "Description of the Purchase Agreements
                                         and the Trust Documents--Termination."

Tax Status.............................  The anticipated federal income tax consequences of the purchase, ownership
                                         and disposition of Securities issued by
                                         a Trust will be discussed in the
                                         related Prospectus Supplement. See
                                         "Certain Federal Income Tax
                                         Consequences" herein and in the related
                                         Prospectus Supplement.


ERISA Considerations...................  Subject to the considerations discussed under "ERISA Considerations" herein and
                                         in the related Prospectus Supplement,
                                         the Notes may be eligible for purchase
                                         by employee benefit plans. The related
                                         Prospectus Supplement will provide
                                         further information with respect to the
                                         eligibility of a class of Certificates
                                         for purchase by employee benefit plans.
                                         See "ERISA Considerations" herein and
                                         in the related Prospectus Supplement.


Rating.................................  As a condition of issuance, the
                                         Securities of each series will be rated
                                         in one of the four highest rating
                                         categories by at least one nationally
                                         recognized rating agency (a "Rating
                                         Agency"). A security rating is not a
                                         recommendation to buy, sell or hold
                                         securities and there is no assurance
                                         that the ratings initially assigned to
                                         such Securities will not be
                                         subsequently lowered or withdrawn by
                                         the Rating Agencies. In the event the
                                         rating initially assigned to any
                                         Securities is subsequently lowered for
                                         any reason, no person or entity will be
                                         obligated to provide any credit
                                         enhancement in addition to the credit
                                         enhancement, if any, specified in the
                                         related Prospectus Supplement. Any
                                         rating assigned to the Securities by a
                                         Rating Agency will reflect its
                                         assessment solely of the likelihood
                                         that holders of the Securities will
                                         receive payment of the principal
                                         thereof and interest thereon. Such
                                         rating will not constitute an
                                         assessment of the likelihood that
                                         principal prepayments on the
                                         Receivables underlying the Securities
                                         will be made by the obligors thereon or
                                         of the degree to which the rate of such
                                         prepayments might differ from that
                                         originally anticipated.

Registration of Certificates...........  Unless the related Prospectus
                                         Supplement provides for physical
                                         delivery of the Securities, the
                                         Certificates and the Notes, if any, of
                                         each series will be registered in the
                                         name of Cede & Co., as the nominee of
                                         DTC, and will be available for purchase
                                         only in book-entry form on the records
                                         of DTC and participating members
                                         thereof. Certificates and Notes will be
                                         issued in definitive form only under
                                         the limited circumstances described
                                         herein. All references herein to
                                         "Holders" or "Certificateholders" or
                                         "Noteholders" shall reflect the rights
                                         of beneficial owners of Certificates
                                         (the "Certificate Owners") or of Notes
                                         ("Note Owners"), as the case may be, as
                                         they may indirectly exercise such
                                         rights through DTC and participating
                                         members thereof, except as otherwise
                                         specified herein or in the related
                                         Prospectus Supplement. See "Description
                                         of the Purchase Agreements and the
                                         Trust Documents--Book-Entry
                                         Registration."

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS

         With respect to each series of Securities, the transfer of the Receivables to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in the states of Florida and Delaware. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Receivables. OFSA or such other subservicer as is specified in the related Prospectus Supplement will hold the Receivable Files on behalf of each Trust under a custodial agreement entered into with NAFCO and assigned to the Trust or entered into directly with the Trust. If, however, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest.


         Due to the administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles by the Originator to the Seller, or by the Seller to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Financed Vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables."


INSOLVENCY RISKS


         Each NAFCO Transferor intends that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the NAFCO Transferor. However, if the NAFCO Transferor were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of the NAFCO Transferor or the NAFCO Transferor as debtor-inpossession might argue that such sale of Receivables by the NAFCO Transferor was a pledge of the Receivables rather than a sale. This position, if presented to or accepted by a court, could cause, among other things, the related Trust to experience a delay in or reduction of collections on the Receivables.


         In addition, if NAFCO were to become a debtor under any Insolvency Law, a creditor or trustee in bankruptcy of NAFCO or NAFCO as debtor-in-possession might argue that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of NAFCO. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by the related Prospectus Supplement that are intended to make it unlikely that any such attempt to consolidate the Seller and NAFCO would succeed. See "The Seller." In addition, the Seller intends that any transfer of Receivables to a Trust will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. No assurance can be given, however, that such a consolidation will not occur. If a bankruptcy trustee for NAFCO or a creditor of NAFCO were to take the view that NAFCO and the Seller or the Trust should be substantively consolidated or if a filing is made by or against the Seller under any applicable bankruptcy or insolvency laws, then delays in payments on the Securities or reductions in such payments could result.


         A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Receivables constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If the NAFCO Transferor were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, a Trust could experience a delay in or reduction of collections on the Receivables.



NATURE OF OBLIGORS

         The obligors under the Receivables (the "Obligors") generally have marginal credit and fall into one of two categories: (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of auto manufacturers or other traditional sources of auto loan financing and (2) customers with poor credit records that may include a history of irregular employment, previous bankruptcy filings, voluntary repossessions of property or prior defaults in the repayment of personal debt obligations. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, NAFCO expects to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit-risk profiles. In addition, the payment experience of Obligors with marginal credit is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. In the event of a default under a Receivable, the only source of payment on such Receivable may be liquidation proceeds form the related Financed Vehicle.

SUBORDINATION

         To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all classes of Certificates of such series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Certificates of such series. Accordingly, the yield on such subordinated classes of Securities will be more sensitive to losses on the Receivables than classes of Securities that are prior in right of distribution to such subordinated classes.

LIMITED ASSETS


         No Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Revolving Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by the Seller, the Servicer, the applicable Trustee, the applicable Indenture Trustee, if any, or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and/or Revolving Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement.

YIELD AND PREPAYMENT CONSIDERATIONS


         The weighted average life of the Securities will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Originators as a result of certain uncured breaches of the warranties made by it with respect to the Receivables ("Warranty Receivables"), purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables ("Administrative Receivables") in the related Agreement, or either of the Seller or the Servicer exercising its option to purchase all of the remaining Receivables.


         The amounts paid to Securityholders in respect of principal on any Distribution Date or Payment Date will generally include all or a portion of the prepayments on the Receivables during the corresponding Monthly Periods. The Certificateholders and the Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY

         There is currently no market for the Securities of any series. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities -- Book-Entry Registration."

LIMITED OPERATING HISTORY


         NAFCO commenced operations in October of 1994 and ACCH commenced operations in September 1995. Accordingly, their historical delinquency, repossession and loss experience is limited. No assurance can be given that the delinquency, repossession and loss experience on the Contracts will be as favorable as the experience reflected in the applicable Prospectus Supplement, especially in light of such limited historical experience. In particular, there can be no assurance that the rate of delinquencies and loan losses may not increase over time.


FEDERAL AND STATE CONSUMER PROTECTION LAWS


         Various federal and state laws impose requirements and restrictions applicable to the origination and the servicing of the Contracts. Violations of certain of those laws may give rise to claims and defenses by an Obligor under a Contract against the Seller, the Servicer or the Trustee. In addition, an Obligor may be entitled to assert against the Seller, the Servicer or the Trustee claims and defenses which it has against the Seller of the Financed Vehicle. In either such case, the Servicer or the Trustee may be unable to enforce the affected Contract, thereby potentially diminishing payments on the Certificates. See "Certain Legal Aspects of the Receivables."


                                   THE TRUSTS

         With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, if any, of such series and distributing payments thereon.


         Each Certificate will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include (i) a Receivables Pool; (ii) all monies paid or payable thereon on or after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interests of the Originators in the Financed Vehicles securing the related Receivables; (v) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between the Originators and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each related Receivable from the applicable Dealer to the applicable Originator (the "Dealer Assignments"); (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Financed Vehicles or Obligors; (vii) an assignment of the rights of the Seller under the related Purchase Agreement, and (viii) certain other rights under the related Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account and/or Revolving Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Receivables from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period and/or Revolving Period specified in the related Prospectus Supplement. Any Subsequent Receivables so purchased will be included in the related Receivables Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

THE TRUSTEE

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. An Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any. The Seller, with the consent of the Security Insurer, if any (prior to an Insurer default), may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer. Any resignation or removal of an Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.


                                 THE RECEIVABLES

GENERAL


         Pursuant to the Purchase Agreements, the Seller will acquire the Initial Receivables from the Originators and/or one or more special-purpose finance subsidiaries of NAFCO to which the Originators may have previously transferred such Receivables (each of the Originators and any such subsidiary, in its a capacity as transferor of Receivables to the Seller, a "NAFCO Transferor"). The Originator or Originators will make certain representations and warranties with respect to each Receivable as of the date of the transfer of such Receivable to the Seller pursuant to the applicable Purchase Agreement and the Seller will assign such representations and warranties to the Trustee. In the case of a series consisting of one or more classes of Notes, the Trustee will in turn assign such representations and warranties of the Originators to the Indenture Trustee pursuant to the Indenture. See "Description of the Purchase Agreements and the Trust Documents."

         Each Dealer makes representations and warranties with respect to each motor vehicle retail installment sale contract submitted for purchase to the Originators and with respect to the security interests in the motor vehicles relating thereto pursuant to a Dealer Agreement. Upon breach of any representation or warranty made by such a Dealer with respect to a retail installment sale contract, the Originators have the right under the applicable Dealer Agreement (which rights will be assigned to the Seller by the Originators, and in turn by the Seller to the Trust) to require such Dealer to repurchase such retail installment sale contract. Except for the right to require such repurchases, no Dealer Agreement provides for recourse to the Dealer for unpaid amounts on a retail installment sale contract. The failure of a Dealer or a group of affiliated Dealers to repurchase Receivables pursuant to a Dealer Agreement with the Originators upon a breach of representations or warranties made therein with respect to such Receivables could adversely impact the applicable Originator's ability to honor its corresponding obligations, if any, to repurchase such Receivables under the Purchase Agreement as well as the Seller's ability to honor its own obligations, if any, to accept retransfers of such Receivables under the Trust Documents. See "Description of the Purchase Agreements and Trust Documents--Sale and Assignment of the Receivables" herein and the related Prospectus Supplement. No representations are made as to the financial condition of any of the Dealers from whom the Originators have or will purchase Receivables and there can be no assurance as to the ability of any Dealer to perform its obligations under any Dealer Agreement.


UNDERWRITING


         Each Receivable has been or will be purchased by one of the Originators after a review in accordance with underwriting procedures intended to assess the borrower's ability to repay the loan evidenced by such Receivable and the adequacy of the related Financed Vehicle as collateral.


         The Obligors under the Receivables generally have marginal credit and fall into one of two categories: (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing and (2) customers with poor credit records which may include a history of irregular employment, previous bankruptcy filings, voluntary repossessions of property or prior defaults in the repayment of personal debt obligations. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, the Originators expect to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit risk profiles. In addition, the payment experience on Receivables of Obligors with marginal credit is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. Although the interest rates charged to such customers is higher than the interest rates charged to more creditworthy customers, there can be no assurance that the incremental interest charged to such customers will be sufficient to offset losses on the Receivables.

         Each of the Originators requires each Dealer submitting a Receivable for purchase to provide certain information , including a completed loan application listing the applicant's assets, liabilities, income, credit and employment history and other personal information. Each Originator evaluates an applicant by considering the relationship of the applicant's monthly income to monthly expenses, including expenses relating to such motor vehicle loan and ownership of the motor vehicle. Each Originator also obtains a credit report on the applicant from an independent credit bureau. The credit report typically contains information on matters such as previous payment experience, credit history with merchants and lenders, installment debt payments, defaults and bankruptcies, if any.

         Each loan application and the related credit report are reviewed by a credit officer. In addition, the credit officer obtains verification of information in the loan application regarding residence, employment, and income. The credit officer then calculates certain debt-to-income ratios and payment-to-income ratios on the basis of the verified information in the loan application and the anticipated monthly auto loan payment and associated expenses (including the expense of insuring the vehicle) and compares the results to the target ratios established in the Originator's general underwriting guidelines. In addition to evaluating the loan applicant's ability to make payments on the auto loan and to service its other consumer debt obligations, the Originators consider the value of the car in relation to the amount of the loan requested. Although the Originators do not adhere to any specific loan-to-value ratios, the amount of a motor vehicle loan for a new motor vehicle generally will not exceed 115% of the price paid by the Dealer for the motor vehicle, in the case of new vehicles, or 115% of the vehicle's trade-in value indicated in the National Automobile Dealers Association's Guide on Retail and Wholesale Values, in the case of used vehicles. In many instances, the Originator will request additional supporting information or discuss possible changes to the terms of a Receivable that would allow it to be purchased in accordance with such Originator's standards. The Originators allow some flexibility in applying the underwriting guidelines, but a greater level of management scrutiny is involved in approving loans which deviate from these guidelines. A substantial majority of each Originator's loans meet all of its requirements.

         If the Originator decides to purchase a Receivable, it reviews the actual Receivable submitted for purchase and the required supporting documentation. In addition, the Originator verifies that the Obligor on the Receivable has obtained a comprehensive and collision insurance policy naming the Originator as loss payee. Certain Receivables also may be covered by credit accident and health and credit life insurance policies which provide for payments on behalf of the insured Obligor in the event of disability or death. These insurance policies are obtained solely at the election of the Obligor but are for the benefit of the creditor under the Receivable. No data will be compiled as to the number of Receivables in the Trust that will be covered by such insurance. Accordingly no assurance can be given as to the extent to which any such Receivables are covered by any such insurance.

SERVICING PROCEDURES


         The Servicer will service and administer the Receivables in each Trust on behalf of the Trustee and will have full power and authority, acting alone and/or through subservicers, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration and which are consistent with the Trust Documents. In the Trust Documents the Servicer will acknowledge that it is holding any Receivable documents in its possession and any other property constituting a part of the Trust Property held by it in trust, for the benefit of the Securityholders and any Securities Insurer.


         Consistent with the terms of the Trust Documents, the Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if, in the Servicer's sole determination, such waiver, modification, postponement or indulgence is not materially adverse to the Securityholders or any Security Insurer (without taking into account the coverage available under any Policy). However, except as otherwise provided herein or in the related Prospectus Supplement, the Servicer may not permit any modification with respect to any Receivable that would change its APR or reduce the outstanding principal balance thereof (except for actual payments of principal).

         The Servicer will service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with prudent industry standards, as are customarily employed by the Servicer in servicing and administering motor vehicle retail installment sales contracts and notes owned or serviced by the Servicer comparable to the Receivables.

         Servicing activities required to be performed pursuant to the Trust Documents will include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Receivable.

         The Servicer will be required to take all actions that are necessary or desirable to maintain continuous perfection and first priority of security interests granted by the Obligors in the Financed Vehicles. These actions include, but are not limited to, using reasonable efforts to obtain the execution by the Obligors and the recording, registering, filing, re-recording, reregistering and refiling of all title documents, security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the respective Obligors under the Receivables. Neither the Servicer nor any subservicer will be required, however, to expend its own funds to remove any security interest, lien or other encumbrance on a Financed Vehicle.


         The Servicer may perform any of its duties pursuant to the Pooling and Servicing Agreement, including those delegated to it by the Trustee pursuant to the Trust Documents, through persons appointed by the Servicer. Such persons may include affiliates of the Servicer. Notwithstanding any such delegation of a duty, the Servicer will remain obligated and liable for the performance of such duty as if the Servicer were performing such duty. The Servicer may delegate such duties by entering into subservicing agreements (each, a "Subservicing

Agreement") with one or more subservicers for the servicing and administration of certain Receivables with the prior written consent of any Security Insurer. References herein to actions taken or to be taken by the Servicer in servicing the Receivables include actions taken or to be taken by a subservicer on behalf of the Servicer. Each Subservicing Agreement may be upon such terms and conditions as are not inconsistent with the Trust Documents. The Servicer has initially engaged OFSA to perform substantially all servicing activities related to servicing of the Receivables.

         The Servicer will, to the extent such procedures shall be consistent with the Trust Documents, follow or cause to be followed such collection procedures as it follows with respect to motor vehicle retail installment sale contracts and notes comparable to the Receivables. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the then current maturity date of a Receivable by two months during each calendar year but no more than four months during the life of such Receivable at the request of the related Obligor on account of the Obligor's adverse financial circumstances. No such arrangement shall alter or modify the amortization schedule of such Receivable for purposes of calculating required distributions on the Securities.


         If a Receivable becomes and continues to be a Defaulted Receivable (as defined below), the Servicer will be required to take all reasonable and lawful steps necessary for repossession. However, neither the Servicer nor any subservicer will be obligated to institute any action for repossession through judicial proceedings unless it determines in its good faith judgment that the liquidation proceeds that would be realized in connection therewith would be sufficient for the reimbursement in full of its out-of-pocket expenses in connection therewith. A Receivable will become a "Defaulted Receivable" upon the occurrence of certain events of default or payment delinquency specified in the related Prospectus Supplement, including (i) the determination in good faith by the Servicer (or applicable subservicer) that all amounts that it expects to recover under such defaulted Receivable have been received and (ii) the repossession of the Financed Vehicle that secures the Receivable without reinstatement of the Receivable and the expiration of any applicable redemption period.


DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION


         Certain information relating to NAFCO's delinquency, loan loss and repossession experience with respect to all Receivables it has serviced will be set forth in each Prospectus Supplement. This information will include the experience with respect to all Receivables in the Originators' portfolio of Receivables serviced, including Receivables which do not meet the criteria for selection as a Receivable for any particular Receivables Pool. There can be no assurance that the delinquency, loan loss and repossession experience on any Receivables Pool will be comparable to prior experience.


SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

         Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the criteria used to select the related Receivables and the composition, distribution by annual percentage rate ("APR"), Dealer and geographic concentration of such Receivables.

TYPES OF RECEIVABLES

         The Receivables will be selected from the Originators' portfolios of Receivables by several criteria, including that each Receivable (a) is secured by a new or used automobile, lightduty truck, van or minivan, (b) is fully amortizing with level payments over the term of such Receivable, (c) was not more than 30 days delinquent as of its Cut-off Date and (d) satisfies the other criteria set forth herein. See "Description of the Purchase Agreements and Trust Documents--Sale and Assignment of the Receivables."


         The Receivables in each Trust will include Receivables that provide for payments according to one or more of the following payment allocation methods:
(i) the "sum of periodic balances" or "sum of monthly payments" method similar to the Rule of 78's (" Rule of 78's Receivables"), (ii) the simple interest method (" Simple Interest Receivables") and (iii) the actuarial method (" Actuarial Receivables").

         RULE OF 78'S RECEIVABLES. Although a Rule of 78's Receivable provides for amortization over a series of fixed level monthly installments and allocations between interest and principal on a scheduled basis, it is a non-level yield instrument. The yield in the initial months of a Rule of 78's Receivable is somewhat higher than the stated APR (computed on an actuarial basis) and the yield at the end of the loan is somewhat less than the stated APR. Each Rule of 78's Receivable provides for the payment by the Obligor thereon of a specified total amount of payments, payable in equal monthly installments on each payment due date for such Rule of 78's Receivable. This total represents the principal amount financed and add-on interest in an amount calculated on the basis of the APR stated in a Receivable for the term of the Rule of 78's Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to earned interest and to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

         SIMPLE INTEREST RECEIVABLES. Like Rule of 78's Receivables, a Simple Interest Receivable initially provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each payment due date for such Simple Interest Receivable. However, the allocation of each monthly payment to principal and interest on a Simple Interest Receivable is made based on the actual date on which a payment is received, using the simple interest method. Under the simple interest method, as a payment is received under a Simple Interest Receivable, the payment is applied first to pay accrued interest to the date of payment and the remaining amount of the payment is applied to reduce principal. Accordingly, if an Obligor pays the fixed monthly installment in advance of the payment due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the payment due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the last payment will be greater than it would be if the payment were made on the payment due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made by scheduling additional payments at the maturity of the Simple Interest Receivable in an amount no greater than the regularly scheduled payments to reflect the smaller allocations of payments to repay the principal balance under the Simple Interest Receivable as a result of late payments. Alternatively, when necessary, an adjustment is made to the scheduled final payment or to earlier payments to reflect any larger allocation of payments to principal as a result of early payments.

         Due to the method of allocating the portion of monthly payments on Simple Interest Receivables between principal and interest, it is possible that either more or less than one month's interest on a Simple Interest Receivable at the applicable APR will be collected in a calendar month, depending on when the monthly payments are received. In addition, in the event that more than one month's interest at the Pass-Through Rate or the Interest Rate, as applicable on the outstanding principal balance of a Simple Interest Receivable is collected in a calendar month, the amount of such excess, to the extent not otherwise distributed to Securityholders, will be distributed to NAFCO on such Distribution Date.

         ACTUARIAL RECEIVABLES. An Actuarial Receivable is a Receivable that provides for amortization of the loan over a series of fixed level payment monthly installments. Payments are allocated between interest and principal on a scheduled basis, without regard to the time period that has elapsed since the last payment was made, using the actuarial method. Under the actuarial method, each monthly installment consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan and an amount of principal equal to the remainder of the monthly payment.

                       YIELD AND PREPAYMENT CONSIDERATIONS

YIELD AND PREPAYMENT CONSIDERATIONS

         The Securities will not be sold at a material discount or premium to the initial purchasers thereof. Accordingly, except as described in the next paragraph, prepayments, late payments, delinquencies and defaults on the underlying Receivables and the rate of the transfer of any Subsequent Receivables to a Trust will not materially affect the yield on the Securities to such purchasers because each distribution of principal on such Securities will be accompanied by all accrued interest thereon at the Pass-Through Rate or Interest Rate, as applicable, through the Distribution Date.


         The average life of the Securities may be reduced by prepayments on the Receivables, by the early termination of certain of the Trust Documents due to the sale, liquidation or disposal of the Receivables upon the occurrence of certain bankruptcy or insolvency events with respect to the Seller as described herein and by prepayments from unutilized funds in any PreFunding Account or Revolving Account or as otherwise specified in the related Prospectus Supplement. In addition, the average life of the Securities may be increased by the transfer of any Subsequent Receivables to Trust. The Receivables may be prepaid in full at any time. Prepayments may result from, among other things,
(i) the sale, insured loss or other disposition of the Financed Vehicle securing any Receivable, (ii) Receivables becoming Defaulted Receivables, (iii) the retransfer to the Seller of Receivables due to a breach by the Seller of the warranties made by it with respect thereto in the Trust Documents or (iv) the Seller's exercise of its right to require the retransfer to it of all of the Receivables in the Trust after the Aggregate Principal Balance has declined to less than percentage specified in the related Prospectus Supplement of the Cut-Off Date Outstanding Principal Balance. The rate of prepayments on the Receivables could be influenced by a variety of economic, geographic and social factors. These factors may include unemployment rates, servicing decisions, seasoning of loans, destruction of vehicles by accident, sale of vehicles and market interest rates.

         If a Receivable contains provisions requiring prepayment in full in the event of a sale or other disposition of the Financed Vehicle securing the Receivable, the Servicer will be required by the Trust Documents to take reasonable steps under the circumstances to enforce such provisions.

         The Securityholders could receive a principal prepayment on the Distribution Date following the end of each of any Pre-Funding Period or Revolving Period if and to the extent that Subsequent Receivables are not transferred to the Trust in amounts sufficient to fully utilize the amounts on deposit in the Pre-Funding Account or Revolving Account, respectively.

         Prepayments resulting from the application of funds remaining in the Pre-Funding Account or Revolving Account to prepay the Securities or from the receipt of prepayments on the Receivables could result in the Securityholders receiving unexpected principal payments at a time when the Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities.

         No assurances can be given, and no prediction can be made, as to the actual prepayment experience on the Receivables.

                                   POOL FACTOR

         The "Pool Factor" of the Securities will be a seven-digit decimal, computed as of each Distribution Date, indicating the remaining principal balance of the Securities as of the close of business on such Distribution Date, as a fraction of the initial principal amount of such Securities. The Pool Factor initially will be 1.0000000. Thereafter, the Pool Factor will decline to reflect reductions in the outstanding principal balance of the Securities. A Securityholder's portion of the aggregate outstanding principal balance of the Securities will be the product of (i) the original denomination of the Securityholder's Securities and (ii) the applicable Pool Factor.

         The Holder or Holders of record of the Securities will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, the Pool Factor and various other items of information. Securityholders of record during any calendar year also will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                 USE OF PROCEEDS


         Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of each series of Securities will be used to pay to the NAFCO Transferors the purchase price for the Receivables and to make the deposit of the PreFunded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by the NAFCO Transferors will be used to reduce indebtedness under warehouse loans or other interim financing sources, and any additional proceeds will be added to the Originators' general funds and used for its general corporate purposes. See "National Auto Finance Company L.P."



                                   THE SELLER

         National Financial Auto Funding Trust (the "Seller") is a Delaware business trust 100% of the beneficial ownership of which is owned by NAFCO or affiliates of NAFCO. The Seller is organized for the limited purposes of purchasing motor vehicle retail installment sale contracts, transferring such contracts to third parties, forming trusts and engaging in related activities. The principal office of the Seller is located at One Park Place, 621 N.W. 53rd Street, Boca Raton, Florida, 33487, and its telephone number at such office is
(407) 997-2747.


                       NATIONAL AUTO FINANCE COMPANY L.P.

         NAFCO will act as master servicer (in such capacity, the " Servicer") of the Receivables in each Trust pursuant to the related Trust Documents.

GENERAL


         NAFCO is a limited partnership organized under the laws of the State of Delaware in November 1994. ACCH is a limited partnership organized under the laws of the State of Delaware in September 1995. The sole general partner of each of NAFCO and ACCH, National Auto Finance Corporation, was incorporated in the State of Delaware in October 1994. NAFCO is the majority limited partner of ACCH. Unless the context otherwise requires, references in this section of the Prospectus to NAFCO shall refer to NAFCO and its subsidiary, ACCH, and the descriptions of the procedures and guidelines set forth below are those both of NAFCO and ACCH.


         The principal business of NAFCO is to acquire from automobile dealers and service motor vehicle retail installment sale and lease contracts. NAFCO's principal office is located at One Park Place, 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487, and its telephone number at such office is (407) 997-2747.

         NAFCO is an automotive finance company engaged primarily in the indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive Dealers) of automotive purchases by individuals with non-prime credit. The non-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, NAFCO expects to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit risk profiles. The interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts. There can be no assurance, however, that the interest rates on the Receivables will be sufficient to cover losses on Defaulted Receivables.

         NAFCO serves as an alternative source of financing to automotive dealers by offering them the opportunity for increased sales to customers who typically do not qualify for financing by the automotive dealers' traditional financing sources. NAFCO purchases motor vehicle retail installment sale contracts from such dealers (the "Dealers") pursuant to non-exclusive dealer agreements (the "Dealer Agreements"). The Dealer Agreements generally provide for the sale of such retail installment sale contracts to NAFCO without recourse to the Dealer, and accordingly, the Dealer generally has no liability to NAFCO if the Obligor defaults on the Receivable. From time to time, NAFCO may determine to commence business in additional jurisdictions or cease doing business in any state in which it presently does business. In certain cases NAFCO may effect purchases of non-prime motor vehicle retail installment sale contracts, or may hold and effect ownership of contracts by means of a wholly-owned subsidiary.

SERVICING PROCEDURES


         The Servicer conducts substantially all of its servicing activities through OFSA pursuant to a servicing contract (the " Servicing Agreement") between the Servicer and OFSA. OFSA will collect payments received on the Receivables, engage in collection efforts in respect of past due Receivables and, where appropriate, repossess and liquidate Financed Vehicles securing Defaulted Receivables. OFSA utilizes various automated systems to support its servicing and collections activities. Notwithstanding the delegation by the Servicer of certain servicing duties to OFSA, the Servicer will remain primarily liable to the Trust under the related Trust Documents for performance of such duties.


         The Servicer's standard collection practices for the collection of past due payments include, but are not limited to, automated mailing of delinquency notices to Obligors and oral communications with Obligors as necessary. The Servicer also attempts to have telephone communication with each Obligor once the related Receivable is five days delinquent. Additional telephone communications are made in an effort to bring the Receivable current. Once it is determined that a Receivable cannot be brought current, the Servicer generally will initiate steps to repossess the related Financed Vehicle. The Servicer handles repossessions through independent contractors.

         Occasionally, situations occur in the collection process where an Obligor has become delinquent and is willing but unable to bring the related Receivable current. In this situation, at the discretion of the Servicer's collection department management, and subject to the guidelines described under "The Receivables-Servicing Procedures," the term of the Receivable may be extended by two months once during each calendar year but not more than four months during the life of such Receivable.


         If the Servicer receives a notice that an Obligor on a Receivable has filed for relief under the United States Bankruptcy Code, the Servicer will file a proof of claim and notify the Trustee, any Indenture Trustee and any Security Insurer of the bankruptcy filing. In the event that activities outside the scope of routine bankruptcy filings and follow-up are necessary, the Servicer may hire the services of a law firm to represent the Trustee and any Indenture Trustee in the Obligor's bankruptcy.


         The Servicer also monitors each Receivable for the required comprehensive and collision insurance coverage. In this regard, the Servicer tracks the expiration dates of insurance policies and sends reminder notices to the Obligors whose insurance policies have expired.

         The Servicer will coordinate all servicing of the Receivables at its office in Boca Raton, Florida.

         The Servicer is substantially dependent upon OFSA to perform direct servicing functions with respect to the Seller's portfolio of motor vehicle retail installment sales contracts. There can be no assurance that there would not be delays in collections and other servicing interruptions associated with transfer of servicing to the Servicer or any Back-Up Servicer in the event of OFSA's resignation or termination or that the Servicer would have sufficient staffing and resources to service the Receivables to the standards required in the related Trust Documents.


                OMNI FINANCIAL SERVICES OF AMERICA, INC. ("OFSA")

         Omni Financial Services of America, Inc., a Delaware corporation ("OFSA"), will act as servicer of the Receivables pursuant to the Servicing Agreement. OFSA is a wholly-owned subsidiary of World Omni Financial Corp., a Florida corporation ("World Omni"). The Servicing Agreement was assigned by World Omni to OFSA effective as of October 23, 1995.


         OFSA was incorporated in July 1995 primarily to service subprime retail motor vehicle contracts, including the Receivables. As of October 1, 1996, OFSA has over 250 employees operating at a new service center in Memphis, Tennessee. The Servicer and the OFSA will maintain files relating to the Receivables at the Memphis service center and will coordinate servicing for the Receivables at such office. The address of the Memphis service center is 1769 Paragon Avenue, Memphis, Tennessee 38132, and its telephone number is (901) 344-7200.


         World Omni is a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). World Omni provides retail installment contract and lease contract financing to retail customers of certain automotive dealers, and wholesale floorplan financing and capital and mortgage loans primarily to dealers and customers of Southeast Toyota Distributors, Inc., another wholly-owned subsidiary of JMFE. The principal executive offices of World Omni are located at 120 NW 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

         World Omni originates and services retail and lease contracts primarily through its service center located in Mobile, Alabama.



                                THE CERTIFICATES

GENERAL


         With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into between the Seller, NAFCO and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.


         Unless the related Prospectus Supplement provides for physical delivery of the Certificates, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities -- BookEntry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in minimum denominations of $20,000 initial principal amount and integral multiples of $1,000 in excess thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Trustee or such other party designated in the related Prospectus Supplement will initially be designated as the registrar for the Certificates.


DISTRIBUTIONS OF INTEREST AND PRINCIPAL

         The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the PassThrough Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or a 365-day year consisting of actual calendar months. Distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.


                                    THE NOTES

GENERAL

         A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the Indenture, and the following summary may be supplemented by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

         Unless the related Prospectus Supplement provides for physical delivery of the Notes, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities -- Book-Entry Registration." Notes will be available for purchase in the denominations specified in the related Prospectus Supplement. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee or such other party specified in the related Prospectus Supplement will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

         Unless the related Prospectus Supplement provides for subordination of payments of interest on certain classes within a series to payments of interest on certain other classes within such series, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

         In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

         A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder. Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company L.P., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747).

         MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each Trust and related Indenture Trustee (on behalf of such Trust) may, with the consent of the Security Insurer, if any (prior to an Insurer Default), but without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended, and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless such Noteholder's consent is otherwise obtained as described below.


         MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the Security Insurer, if any (prior to an Insurer Default) and the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.


         Without the consent of the Security Insurer, if any (prior to an Insurer Default), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Payment Date, if any, for such class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Payment Date, and then not until such Final Scheduled Payment Date for such class of Notes. If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

         If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of the percentage of the outstanding related Notes specified in the related Prospectus Supplement consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and

(ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

         No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding,
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Securities with respect to which a Policy is issued, an Insurer Default shall have occurred and be continuing.

         If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

         In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


         Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.


         CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Security Insurer, if any (prior to an Insurer Default), has consented to such merger or consolidation, and (vi) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.


         Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the related Trust Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

         No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the related Trust Documents.

         ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an

Insurer Default). The Seller may also remove the Indenture Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

         Unless the related Prospectus Supplement provides for physical delivery of the Securities, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").


         Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

         Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.


         With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.


         With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as " Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a " Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.


         DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.


         Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.


STATEMENTS TO SECURITYHOLDERS


         On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related
Certificateholders on such Distribution Date.

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Each such statement to be delivered to Certificateholders will include, where appropriate, the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

                         (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

                         (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

                         (iii) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

                         (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

                         (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

                         (vi) the amount, if any, distributed to
         Certificateholders and Noteholders applicable to payments under the related Policy or other form of credit enhancement, if any; and

                         (vii) such other information as may be specified in the related Prospectus Supplement.

         Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.


         Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Book-Entry Registration" above.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS


         With respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the related Trust Documents. The related Trust Documents will not provide for holding any annual or other meetings of Certificateholders.


         With respect to each series of Notes, if any, at such time as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The related Indenture will not provide for holding any annual or other meetings of Noteholders.


                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                 TRUST DOCUMENTS


         The following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from one or more NAFCO Transferors, and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and the Servicer will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company L.P., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747). This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreement and the Trust Documents. Where particular provisions or terms used in the Purchase Agreement and the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES


         On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, each applicable NAFCO Transferor (and, if such NAFCO Transferor is a special-purpose finance subsidiary of NAFCO, the Originator or Originators with respect to the Receivables being transferred thereby) will enter into a Purchase Agreement with the Seller pursuant to which such NAFCO Transferor will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables and the related Financed Vehicles to the extent paid or payable on or after the applicable Cutoff Date. Pursuant to the Purchase Agreement, the applicable Originator will agree that, upon the occurrence of a Repurchase Event under the related Trust Documents with respect to any Receivable of a Trust, the Trustee on behalf of the Security Insurer (if any) and the Certificateholders will be entitled to require the Originator of such Receivable to repurchase such Receivable from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Trustee on behalf of the Security Insurer (if any) and the Certificateholders. In addition, the Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any.

         On the Closing Date, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such sale and assignment, the Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

         In the Purchase Agreement, the Originator or Originators will warrant to the Seller and the Trustee, and in the Trust Documents, the Seller will warrant to the Trustee, among other things, that (except as otherwise specified in the related Prospectus Supplement): (i) each Receivable (A) has created or will create a valid, binding and enforceable first priority security interest in favor of the applicable Originator in the Financed Vehicle (and, within 180 days after the Closing Date, all title documents to the Financed Vehicles will show the applicable Originator as first lienholder), which security interest has been validly assigned by such Originator to the Seller and by the Seller to the Trustee, (B) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Originator from such Dealer under an existing Dealer Agreement with such Originator and was validly assigned by such Dealer to the Originator, (C) contains customary and enforceable provisions adequate to enable realization against the collateral security and (D) provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term; (ii) no selection procedures adverse to the Securityholders or the Security Insurer, if any, were utilized in selecting the Receivables from those receivables owned by the Originator that meet the selection criteria contained in the related Trust Documents; (iii) all requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Receivables and each and every sale of the Financed Vehicles have been complied with in all material respects; (iv) each Receivable represents the genuine, legal, valid and binding payment obligation to the Obligor thereon, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"); (v) (A) immediately before the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Originator and (B) as of the Cutoff Date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a Financed Vehicle (each, a "Lien") which are or may be Liens prior or equal to the Lien of the related Receivable (vi) there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the Cutoff Date, no Financed Vehicle has been repossessed; (vii) immediately prior to the conveyance of the Receivables to the Seller, the Originator had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; immediately prior to the conveyance of the Receivables to the Trust, the Seller had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; and upon conveyance of the Receivables by the Seller to the Trust pursuant to the Trust Documents, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Lien; (viii) no Dealer has a participation in or other right to receive proceeds of any Receivable, and neither the Originator nor the Seller has taken any action to convey any right to any person that would result in such person having a right to payments received with respect to any Receivable; (ix) neither the Originator nor the Seller has done anything to convey any right to any person that would impair the rights of the Trust, the Certificateholders or the Noteholders in any Receivable or the proceeds thereof; (x) each Receivable was originated by a Dealer and was sold by the Dealer to the Originator without any fraud or misrepresentation on the part of such Dealer; (xi) no Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof; (xii) no Receivable is assumable by another person in a manner that would release the Obligor thereof from such Obligor's obligations to the Originator with respect to such Receivable; (xiii) no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Purchase Agreement or the Trust Documents or pursuant to transfers of the Securities;
(xiv) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Receivables will have been made, taken or performed; (xv) there exists a Receivable File pertaining to each Receivable, and such Receivable File contains (A) the fully executed original of the Receivable, (B) the original lien certificate or application therefor and (C) a credit application signed by the Obligor, or a copy thereof; each of such documents required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete Receivable File for each Receivable is in the possession of a custodian; (xvi) there is only one original executed copy of each Receivable; (xvii) the Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Florida and Delaware; (xviii) each Receivable was entered into by an Obligor who at the Cutoff Date had not been identified on the records of the Originator as being the subject of a current bankruptcy proceeding; (xix) the computer tape containing information with respect to the Receivables that was made available by the Seller to the Trustee on the Closing Date and was used to select the Receivables (the "Computer Tape") was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables; (xx) by the Closing Date, the portions of the electronic master record of retail installment sale contracts of the Originator (the "Electronic Ledger") relating to the Receivables will have been clearly and unambiguously marked to show that the Receivables have been transferred to the Seller; (xxi) as of the Closing Date, each Financed Vehicle was covered by a comprehensive and collision insurance policy (A) in an amount at least equal to the lesser of (1) its maximum insurable value or (2) the principal amount due from the Obligor under the related Receivable, (B) naming the Originator as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no Financed Vehicle was or had previously been insured under a policy of force-placed insurance; (xxii) no Receivable has been satisfied, subordinated or rescinded; the Financed Vehicle securing each Receivable has not been released from the lien of the related Receivable in whole or in part; and no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the Receivable File; (xxiii) no Receivable is subject to any right of rescission, set-off, counterclaim or defense; (xxiv) no Receivable was more than 30 days past due as of the Cutoff Date and (xxv) each Receivable had a remaining principal balance as of the Cutoff Date equal to or greater than $500.00.

         The warranties of the Originators and the Seller will be made as of the execution and delivery of each Purchase Agreement and the related Trust Documents and will survive the sale, transfer and assignment of the related Receivables and other Trust Property to the Trust but will speak only as of the date made.

         In the event of a breach by the applicable Originator of any representation or warranty made by it in a Purchase Agreement with respect to a Receivable that materially and adversely affects the interests of the Securityholders, the Security Insurer (if any) or the Trust in that Receivable (any such breach by the Originator being a "Repurchase Event"), the Originator , unless it cures the breach within the time period specified in the related Purchase Agreement following the date on which the Originator becomes aware of or receives written notice from the Trustee, the Indenture Trustee, the Security Insurer, if any, or the Servicer of such breach, will be obligated to repurchase the Receivable from the Trust. Any such repurchase shall be made at a price equal to the Purchase Amount . The " Purchase Amount" of any Receivable means the outstanding principal balance of such Receivable plus accrued and unpaid interest thereon. This repurchase obligation may be enforced by the Security Insurer (if any), or by the Trustee or the Indenture Trustee on behalf of the Certificateholders and the Noteholders, respectively, and will constitute the sole remedy available to the Certificateholders, the Noteholders, the Security Insurer (if any), the Trustee or the Indenture Trustee against the Originators or the Seller for any such uncured breach, except that pursuant to the Trust Documents, the applicable Originator will indemnify the Trustee, the Indenture Trustee, the Trust, the Backup Servicer, the Collateral Agent, the Security Insurer (if any), and the Certificateholders and Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

         Upon the purchase by NAFCO of a Warranty Receivable, the Trustee will convey such Receivable and the related Trust Property to the applicable Originator.


CUSTODY OF RECEIVABLE FILES

         Unless otherwise specified in the related Prospectus Supplement, OFSA as designee of NAFCO under a Custodial Agreement, on behalf of each Trust, will hold the original installment sales contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, the

Originators will file UCC-1 financing statements in Florida and the Seller will file UCC-1 financing statements in Florida and Delaware to give notice of such Trust's ownership of the related Receivables and the related Trust Property. If held by OFSA, the Receivables will not be segregated and will not be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust.


         If so specified in the related Prospectus Supplement, NAFCO will be appointed to act as custodian for the Receivable Files of each Trust. The Trust and NAFCO or such other institution specified in the related Prospectus Supplement, as the case may be, may enter into a custodial agreement pursuant to which NAFCO or such other institution will agree to hold the Receivable Files on behalf of the related Trust. Any such custodial agreement may be terminated by the Trust and, if NAFCO is custodian, by the Security Insurer, on 30 days' notice to NAFCO or such other institution or, in the case of termination by the Security Insurer of NAFCO as custodian, immediately. If NAFCO resigns or is terminated as the Servicer, any custodial agreement with NAFCO shall terminate at the same time.

         The Receivable Files, if held by NAFCO as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Receivables -- Rights in the Receivables."

COLLECTIONS


         With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Trustee will establish and maintain for each series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account, any Pre-Funding Account or any Revolving Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account, any Pre-Funding Account or any Revolving Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

         Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. An "Eligible Account" is (i) a segregated trust account that is maintained with the corporate trust department of a depository institution (acceptable to the Security Insurer, if any) or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's (the "Required Deposit Rating"), and that is acceptable to the Security Insurer if any (prior to an Insurer Default). On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Receivables received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date.

         All payments from Obligors that are received by the Servicer or any subservicer on behalf of each Trust will be deposited in the related Collection Account not later than two Business Days after receipt thereof or within such other time period as may be acceptable to the Rating Agencies. OFSA has established and maintains a lockbox account (the "Lockbox Account") with Mellon Financial Services, a subsidiary of Mellon Bank (the "Lockbox Bank") to which payments in respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA are remitted. Unless otherwise specified in the related Prospectus Supplement, Obligors will be notified to remit payments in respect of the Receivables directly to the Lockbox Account. Unless otherwise specified in the related Prospectus Supplement, the Lockbox Account will not be segregated, assigned or pledged to the Trustee or the Indenture Trustee and payments in respect of the Receivables deposited to the Lockbox Account will be commingled with collections in respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA. Neither the Trustee nor the Servicer will have any rights to withdraw or otherwise direct disposition of funds on deposit in the Lockbox Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit all payments on the Receivables held by any Trust received directly by the Servicer from Obligors and all proceeds of Receivables collected directly by the Servicer during each Monthly Period into the Collection Account not later than the Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer and the Security Insurer, if any (prior to an Insurer Default), if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. NAFCO and the Servicer will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Warranty Receivable or Administrative Receivable to be purchased by it as of the related Accounting Date.


         For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in " Eligible Investments," consisting (unless otherwise specified in the related Prospectus Supplement) of: interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's; demand or time deposits, certificates of deposit of and certain other obligations of domestic depositary institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's; certain repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's; certain corporate debt securities assigned the highest credit rating by S&P and Moody's; certain commercial paper rated in the highest credit rating category by S&P and Moody's; and certain other securities meeting the criteria specified in the related Trust Documents to the extent investment in such securities would not require registration of the related Trust under the Investment Company Act of 1940. Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date or Payment Date, as the case may be, for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

         As an administrative convenience and subject to certain conditions specified in the Trust Documents, the Servicer will be permitted to make deposits of amounts actually collected by it in a Monthly Period net of distributions to be made to it with respect to such Monthly Period, which amounts may be netted prior to any such remittance for the Monthly Period. The Servicer will account, however, to the Trustee, the Indenture Trustee, the Security Insurer, if any, the Certificateholders and the Noteholders as if all such deposits and distributions were made individually. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Monthly Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.


SERVICING PROCEDURES

         The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in the related Trust Documents that it will not extend the monthly payments under a Receivable more than a maximum of four months in the aggregate and that the cumulative extensions with respect to any Receivable will not cause the term of such Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. The Servicer may, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to certain other conditions, agree to modify a Receivable to avoid a prepayment by the Obligor, provided that such modification may not cause the APR on such Receivable to be below a rate equal to the highest Interest Rate or Pass-Through Rate on the related Securities plus the applicable Servicing Rate, nor may such modification cause the term of the modified Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Under current Proposed Treasury Regulations, depending on the characterization of the related Trust for federal income tax purposes, no such modification of a Receivable may change the APR by more than .25%. The Servicer will also covenant that it will not release a Financed Vehicle from the security interest granted by the Receivable except when the Receivable has been paid in full or as otherwise contemplated by the Trust Documents.

         Upon the discovery by any of the Servicer, the Security Insurer, if any, the Trustee or the Indenture Trustee, or receipt of written notice by the Servicer of any breach by the Servicer of certain of its covenants that materially and adversely affects the interests of a Trust, the Security Insurer (if any) or the related Securityholders in a Receivable, unless such breach shall have been cured within the applicable cure period provided for in the Trust Documents and specified in the related Prospectus Supplement, the Servicer will be required to purchase the related Receivable for the Purchase Amount. The purchase obligation will constitute the sole remedy available to the Security Insurer (if any), the Certificateholders, the Trustee on behalf of Certificateholders, the Noteholders or the Indenture Trustee on behalf of Noteholders against the Servicer for any such uncured breach, expect with respect to certain indemnities of the Servicer under the Trust Documents.


         Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Receivable, but in no event later than the day on which any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable. The Servicer may repossess and sell the Financed Vehicle securing such Receivable at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "-- Collections."

         Unless otherwise specified in the related Prospectus Supplement, neither the Servicer nor any Subservicer will have any obligation to make advances of delinquent payments of principal and interest on the Receivables.


         The Trust Documents will provide that the Servicer will indemnify and defend the Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle (as may occur, for instance, upon repossession of a Financed Vehicle) or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.


SERVICING COMPENSATION

         With respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount generally equal to the product of one-twelfth of the Servicing Rate specified in the related Prospectus Supplement and the Aggregate Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Receivables or applicable law. The Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables prior to distributions to Certificateholders and Noteholders. A "Monthly Period" with respect to any Distribution Date will generally be the calendar month immediately preceding the month in which the Distribution Date occurs.


         NAFCO, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Lockbox Bank, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and the Security Insurer (if any)), except certain expenses incurred in connection with realizing upon the Receivables.


DISTRIBUTIONS


         With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.


CREDIT ENHANCEMENT

         The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of credit enhancement is intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses. The credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon unless so provided in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities. Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

         The Trust Documents will require the Servicer to cause a firm of independent certified public accountants to furnish to the Trustee and the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, on or before March 31 of each year (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year), beginning on the first March 31 after the Closing Date, with respect to the twelve months ended the immediately preceding December 31 or other fiscal year-end (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement addressed to the Board of Directors of the Servicer, to the Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer, if any, as to compliance by the Servicer during such period with certain standards relating to the servicing of the Receivables set forth in the Trust Documents. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities -- Statements to Securityholders" above.

         The Trust Documents will also provide for delivery to the Trustee, the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, if any, and the Backup Servicer, on or before March 31 (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year) of each year, beginning on the first March 31 following the Closing Date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the Servicer (each, a "Servicer Responsible Officer"), dated as of December 31 of such year (or such other date on which the Servicer's fiscal year ends), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under the Trust Documents has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Trust Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default know to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities -Statements to Securityholders" above.


CERTAIN MATTERS REGARDING THE SERVICER


         If a Policy has been issued with respect to a series of Securities, NAFCO's appointment as Servicer under the related Trust Documents may be subject to periodic renewal by the Security Insurer, if any (prior to an Insurer Default). It is expected that the Security Insurer (if any) will renew NAFCO's appointment as Servicer until such time, if any, as a Servicer Termination Event shall have occurred. Unless otherwise provided in the related Prospectus Supplement, if an Insurer Default occurs or if no Policy is issued with respect to a series, NAFCO's appointment as Servicer under the related Trust Documents will continue until such time as it resigns, is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Trustee, the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default)), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until the

Backup Servicer or other successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.


         Any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeding to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, (ii) immediately after giving effect to such transaction, no Servicer Termination Event, no event of default under the agreement (if any), providing for the issuance of the Policy (the "Insurance Agreement") (prior to an Insurer Default) and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event or an event of default under the related Insurance Agreement, if any (prior to an Insurer Default), shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Trustee, the Indenture Trustee and the Security Insurer (if any) an officers' certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with the related Trust Documents and that all conditions precedent provided for in the Trust Documents relating to such transaction have been complied with, and (iv) the Servicer shall have delivered an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables and the other Trust Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.


INDEMNIFICATION AND LIMITS ON LIABILITY

         The Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders or the Security Insurer, if any, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.


         The Servicer may, with the prior consent of the Security Insurer, if any (prior to an Insurer Default), the Trustee, the Indenture Trustee, if any, and the Backup Servicer, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Financed Vehicles through subcontractors who are in the business of servicing automotive receivables. The Servicer may also perform other specific duties through subcontractors, with the prior consent of the Security Insurer, if any (prior to an Insurer Default); provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.


SERVICER TERMINATION EVENTS

         "Servicer Termination Events" under the Trust Documents will consist of
(i) any failure by the Servicer to deliver to the Trustee for distribution to Certificateholders or the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered to be so delivered under the terms of the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as NAFCO is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Trustee, the Indenture Trustee or the Security Insurer (if any), or after discovery of such failure by a responsible officer of the Servicer; (ii) any failure by the Servicer to deliver to the Trustee and the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default), certain reports required by the Trust Documents by the fourth Business Day prior to the related Distribution Date; (iii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as NAFCO is the Servicer, the Purchase Agreement), which failure (A) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under any Policy) or of the Security Insurer, if any (prior to an Insurer Default), and (B) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder); (iv)(A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law (the "Bankruptcy Laws"), and such case is not dismissed within 60 days; or (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; (v) the commencement by the Servicer or the Seller of a voluntary case under any Bankruptcy Law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of the Servicer's or the Seller's property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing; (vi) any representation, warranty or statement of the Servicer made in the Trust Documents or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any Policy) on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or (vii) if applicable, unless an Insurer Default shall have occurred and be continuing, the occurrence of an event of default under the Insurance Agreement.

         If a Servicer Termination Event occurs and is continuing, the Security Insurer, if any (or, if no Policy was issued with respect to such series or an Insurer Default shall have occurred and be continuing, the Trustee, the Indenture Trustee (if any), or a Certificate Majority or a Note Majority), by notice then given in writing to the Servicer (and to the Trustee and the Indenture

Trustee if given by the Security Insurer or the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Backup Servicer, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Backup Servicer or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

         On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. If a Policy has been issued with respect to the series, such Policy may permit the Security Insurer (prior to an Insurer Default) to exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a person other than the Backup Servicer named in the related Prospectus Supplement. Notwithstanding the above, if the Backup Servicer shall be legally unable or shall be unwilling to act as Servicer, and if an Insurer Default shall have occurred or if no Policy was issued with respect to such series, the Trustee, the Indenture Trustee, a Certificate Majority or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending any such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the Trustee shall act as Servicer until a successor has been appointed and accepted such appointment. "Eligible Servicer" means a person which, at the time of its appointment as Servicer, (A) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (B) is legally qualified and has the capacity to service the Receivables and (C) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables in accordance with high standards of skill and care.


         Any successor Servicer shall be entitled to such compensation payable out of the Collection Account as the outgoing Servicer would have been entitled to under the Trust Documents if the outgoing Servicer had not resigned or been terminated.


         Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register, to the Security Insurer, if any (prior to an Insurer Default) and to each Rating Agency.


         Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to a series, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority or Note Majority) may waive any Servicer Termination Event.

AMENDMENT

         The Trust Documents will generally provide for amendment by the Seller, the Servicer, the Trustee and the Indenture Trustee, if any, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Seller, NAFCO or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by the Seller, the Servicer and the Trustee and the Indenture Trustee (if any), with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on any related Certificate or Note or the related PassThrough Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.


TERMINATION


         With respect to each Trust, the Trust and the respective obligations of the Seller, the Servicer, the Trustee and the Indenture Trustee pursuant to the related Trust Documents will terminate upon the later of (i) the Distribution Date or Payment Date, as the case may be, immediately following the maturity or other liquidation of the last Receivable (including the Seller's or Servicer's purchase of the Receivables, as described below), or (ii) payment to Certificateholders and Noteholders of all amounts required to be paid to them pursuant to the related Trust Documents and the related Indenture and the payment to the Security Insurer, if any, of all amounts payable or reimbursable to it pursuant to the related Insurance Agreement, if any, and in either case there shall be delivered to the Trustee and the Indenture Trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (i) or (ii) above.


         With respect to each series of Securities, in order to avoid excessive administrative expense, the Seller and Servicer each will be permitted, at its option (with the consent of the Security Insurer, if any (prior to an Insurer Default), if such purchase would result in a claim on the Policy or in an amount owing to the Security Insurer under the Insurance Agreement remaining unpaid), to purchase from the Trust, on any Distribution Date immediately following an Accounting Date as of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Receivables in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

         Unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the Seller becomes insolvent, withdraws or is expelled as a Certificateholder or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the related Trust, unless within such 90 days holders of 51% of the Certificates of such series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the Seller, and the Trustee is able to obtain an opinion of counsel satisfactory to the Security Insurer (if any) to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Prepayment of the Securities resulting from the early termination of the related Trust could result in the Securityholders receiving unexpected principal payments at a time when the Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities.

         With respect to each series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to the Seller, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

LIMITATIONS ON RIGHTS OF SECURITYHOLDERS

         Until such time as an Insurer Default shall have occurred and is continuing, the Security Insurer will have certain rights to take actions, elect remedies and instruct the Trustee under the Trust Documents to the exclusion of the exercise of such rights by the Securityholders, including, among other things, the right to consent to the engagement of subservicers, the right to terminate the Servicer in the event of a Servicer Default, and the right to waive defaults under the Trust Documents.

THE  TRUSTEE

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer and the Security Insurer, if any (so long as an Insurer Default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee of any trust may resign at any time, in which event the Seller, or if so specified in the related Prospectus Supplement, the Servicer or its successor will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer

Default). The Seller, or if so specified in the related Prospectus Supplement, the Servicer may also remove the Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Seller, or if so specified in the related Prospectus Supplement, the Servicer will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE  TRUSTEE

         The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Receivables, the Policy, if any, or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Receivables prior to deposit in the related Collection Account.

         The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings. Certificateholders and Noteholders will not have the right to make a claim directly under any Policy issued with respect to such series, but in the event that the Trustee or the Indenture Trustee fails to make such a claim, Certificateholders and Noteholders may compel the Trustee or the Indenture Trustee, as applicable, to do so.


THE BACKUP SERVICER

         The Backup Servicer for each Trust will be specified in the related Prospectus Supplement, although the Security Insurer, if any (prior to an Insurer Default), may exercise its right at any time to appoint another Backup Servicer. While NAFCO is the Servicer, the Backup Servicer will not be liable or responsible for any obligation of the Servicer, and the Certificateholders and Noteholders may look only to NAFCO to perform such obligations. The

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Backup Servicer will be required to verify the monthly Servicer's Certificate each month, to notify the Certificateholders, Noteholders and the Security Insurer (if any) of any item that appears substantially out of the ordinary, and to seek a written explanation thereof from the Servicer; however, neither the Trustee nor the Backup Servicer will be required to otherwise monitor the Servicer. Upon the Servicer's receipt of a termination notice after the occurrence of a Servicer Termination Event, the Backup Servicer will automatically become the Servicer, unless the Security Insurer, if any (prior to an Insurer Default), shall have appointed a different Backup Servicer or successor Servicer. To facilitate the transfer of servicing responsibility, the Servicer will deliver to the Trustee and the Backup Servicer each month a computer tape containing information with respect to the Receivables.


ADMINISTRATOR

         If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations require by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES


         The Receivables are "chattel paper" as defined in the UCC as in effect in the States of Florida and Delaware. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Receivables will be filed by the Originators in Florida and by the Seller in Florida and Delaware. In addition, the documents evidencing the Receivables initially will be held by OFSA or any other Custodian specified in the related Prospectus Supplement on behalf of the related Trust.

         The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Receivables and the proceeds thereof. The Originators will warrant in each Purchase Agreement with respect to the Receivables held by the related Trust, and in the related Trust Document the Seller will assign the right to enforce such warranties to the Trustee on behalf of such Trust and the Trustee will pledge such right to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Receivables have not been sold, pledged or assigned by the Originator or the Seller to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Receivables to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Liens. In the event of an uncured breach of any of such warranties in a Purchase Agreement that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Receivable (a "Repurchase Event"), the applicable Originator will be obligated to repurchase such Receivable.


         Unless otherwise specified in the related Prospectus Supplement, OFSA as designee of NAFCO under a Custodial Agreement, on behalf of each Trust, will hold the original installment sales contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the

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"Receivable Files"). In order to protect the Trust's ownership interest in the
Receivables, the Originators will file UCC-1 financing statements in Florida and the Seller will each file UCC-1 financing statements in Florida and New York to give notice of such Trust's ownership of the related Receivables and the related Trust Property. If held by OFSA, the Receivables files will not be segregated and will not be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust.


         The Receivable Files, if held by NAFCO as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. Despite this precaution, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Description of the Purchase Agreements and the Trust Documents - Custody of Receivable Files"

SECURITY INTERESTS IN THE FINANCED VEHICLES

         Security interests in the Financed Vehicles must be perfected by notation of the secured party's lien on the certificate of title or by such notation on or actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. The practice of NAFCO is to take such action as is required to perfect its security interest under the laws of the state in which the Financed Vehicle is registered. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Financed Vehicle and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicles, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. However, such failure would give rise to a Repurchase Event and obligate NAFCO to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.


         Pursuant to the related Trust Document, the Seller will assign the security interests in the Financed Vehicles assigned to it by the Originators under the related Purchase Agreement to the Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of the Originators, the Seller, the Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title (or other lien certificates) to identify the Trustee (or the Seller) as the new secured party and, accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title (or other lien certificate) relating to the Financed Vehicles. Further, the Servicer will be required to note the interest of the related Trust on the certificates of title for the Financed Vehicles only upon a Servicer Termination Event, or in an event of default under the Insurance Agreement, if any (prior to an Insurer Default), or (under certain circumstances and unless an Insurer Default shall have occurred and be continuing) at the request of the Security Insurer, if any. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of the Originator on the certificate of title should be sufficient to protect the related Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the related Financed Vehicle. However, in the absence of such an amendment, the security interest of the related Trust in the related Financed Vehicles might be defeated by, among others, the trustee in bankruptcy of the Originator or the Obligor. However, such failure would give rise to a Repurchase Event and obligate the Originator to repurchase the affected Receivable if the interest of the related Certificateholders, Noteholders or Trust were materially and adversely affected.


         In most states, a perfected security interest in a motor vehicle in a motor vehicle continues for four months after the vehicle is moved to a different state and thereafter until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly the secured party most surrender possession if it holds the certificate of title to such vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

         In the ordinary course of servicing its receivables portfolio, it is the practice of NAFCO to effect such re-perfection upon receipt of notice or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NAFCO must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the related Trust Document, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interest in such Financed Vehicle, and the failure to take such steps would obligate the Servicer to purchase the related Receivable if such failure materially and adversely affects the interests of the related Certificateholders, Noteholders and Trust in such Receivables.


         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. The Seller in the related Trust Document (and the Originator in the related Purchase Agreement) will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Receivable held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller (or the Originator), as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Receivable. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither the Originator nor the Servicer will be required to repurchase or purchase the related Receivable.


REPOSSESSION

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




         In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by NAFCO in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The Servicer will be required to identify the related Trust for any liability imposed upon such Trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of Financed Vehicles generally will be applied first to the expense of repossession and resale and then to the satisfaction of the related Receivables. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at significant discount or not paid at all. NAFCO generally seeks to recover any deficiency existing after repossession and sale of a Financed Vehicle.

         Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the vehicle, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the motor vehicle.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

         Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act (the "Odometer Act"), the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

         In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

         The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Receivables, will be subject to claims or defenses, if any, that the purchaser of the related Financed Vehicle may assert against the seller of such vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

         In addition, with respect to used vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a Buyer's Guide or odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the purchaser may be able to assert a defense as to a retail installment sales contract against the seller of the motor vehicle.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.


         The Seller will warrant in the related Trust Document (and the Originator will warrant in the related Purchase Agreement) that as of the date of origination each Receivable held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Receivable were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate the Originator to repurchase the Receivable unless the breach were cured. Under each Purchase Agreement, the Originator will be required to indemnify the related Trust for any liability resulting from the failure of a Receivable to be in compliance with all requirements of law. See "Description of the Purchase Agreements and the Trust Documents--Sale and Assignment of the Receivables."


OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Thacher Proffitt & Wood, special federal tax counsel for the Seller ("Federal Tax Counsel") subject to the qualifications set forth herein. This summary is directed solely to prospective investors that hold Notes or Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

         Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below. The Placement Agent, NAFCO and the Seller make no representations regarding the tax consequences of purchase, ownership or disposition of the Notes or Certificates under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Notes or Certificates should consult their own tax advisors regarding such tax consequences .

         The following summary is based upon current provisions of the Code , the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. In addition, for purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


         Certain Certificates ("Debt Certificates") may be issued hereunder that are intended to be treated as indebtedness for federal income tax purposes. In that event, the applicable Prospectus Supplement will disclose that intended treatment. For purposes of this summary, references to Notes and Noteholders are intended in all respects to refer to Debt Certificates and holders thereof, including references to opinions as to federal income tax matters that will be delivered in connection with issuance of Notes. Conversely, references in this summary to Certificates and Certificateholders are not intended to refer to Debt Certificates and holders thereof.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

         The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated as a partnership or as a grantor trust under the Code. The Prospectus Supplement for each series of Certificateholders will specify whether the Trust will be treated as a partnership or a grantor trust for federal income tax purposes.

TRUSTS CLASSIFIED AS PARTNERSHIPS


CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

         With respect to each series in which the related Trust is intended to be classified as a partnership , Federal Tax Counsel will give its opinion that, assuming compliance with all provisions of the related Trust Agreement and related documents, the related Trust will be classified as a partnership and will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Notes and Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Federal Tax Counsel, subject to any qualifications set forth herein. In addition, Special Tax Counsel have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the characterization of the Notes as indebtedness and the classification of each Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates. This opinion will be based on the assumption that the terms of the related Trust Agreement and related documents will be complied with, and on counsel's conclusions that the (1) Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation or (2) if Certificates (other than Debt Certificates) are publicly traded, the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporation.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the partnership Certificates, and Noteholders or Certificateholders could be liable for any such tax that is unpaid by the Trust. In addition, if contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interest in the Trust. If so treated, the Trust might be an association or a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). See "Tax Characteristics of the Trust as a Partnership". Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities

(including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAXATION OF NOTEHOLDERS

TREATMENT OF THE NOTES AND DEBT CERTIFICATES AS INDEBTEDNESS

         NAFCO, the Seller and the Noteholders will agree by their purchase of Notes, to treat the Notes (which term includes, for purposes of the discussion, Debt Certificates) as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. However, with respect to each series of Notes, Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion that the Notes will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that the Notes were not debt for federal income tax purposes, the Notes might be treated as equity interests in the Partnership Trust. If so, the Partnership Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes).

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations relating to original issue discount, and that any original issue discount on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.


         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. Although not entirely clear, it appears that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note until the taxable disposition of the Short-Term Note). However, a cash basis holder of a ShortTerm Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the ShortTerm Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition cap, discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interest in the Trust. If so treated, the Trust might be an association or a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). See "Tax Characteristics of the Trust as a Partnership". Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES


         Certificates generally will be subject to the same rules of taxation as Notes issued by a Trust, as described above. See "TAXATION OF
NOTEHOLDERS--TREATMENT OF THE NOTES AND DEBT CERTIFICATES AS INDEBTEDNESS".


TAXATION OF OWNERS OF PARTNERSHIP

TREATMENT OF THE TRUST AS A PARTNERSHIP. If so specified in the related Prospectus Supplement, the Seller and NAFCO will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller), and the Notes being debt of the partnership. However, the proper characterizations of the arrangement involving the Trust, the Certificates, the Notes, the Seller and NAFCO is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership and not in an association or publicly traded partnership taxable as a corporation. See "Tax Characteristics of the Trust as a Partnership" and "Tax Consequences to Holders of the Notes Possible Alternative Treatments of the Notes".


         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.


         PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS" and "BACKUP WITHHOLDING" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Documents). Unless otherwise disclosed in the applicable Prospectus Supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to the economic accrual of any discount on the Certificates, if the initial principal amount of the Certificate exceed their initial price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by the economic amortization of premium on certificates that corresponds to any excess of the initial price of Certificates over their initial principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and

Certificateholders may be liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.


         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. With respect to Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder' allocable portion of servicing fees and other miscellaneous itemized deductions of the Trust, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.




         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.


         DISCOUNT AND PREMIUM. It is believed that the Receivables will not be issued with original issue discount, and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.


         SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by a new regime under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of a partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will be adopted in final (or temporary) form.


         POSSIBLE TAX-RELATED RESTRICTIONS ON TRANSFERS OF CERTIFICATES. In some circumstances, transfers of Certificates may be restricted in order to avoid having the Trust classified as a publicly traded partnership taxable as a corporation or to avoid the administrative complexities that would be associated with a deemed or constructive termination of the Trust. SEE "TAX CHARACTERISTICS OF THE TRUST AS A PARTNERSHIP" and "TAX CONSEQUENCES TO THE HOLDERS OF CERTIFICATES -- SECTION 708 TERMINATION". In that event, the nature of such restrictions will be disclosed in the applicable Prospectus Supplement.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.


         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate does not exceed the adjusted basis of such Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will be capital gain or loss.


         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.


         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. As discussed below, an investment in a Certificate may not be suitable for any non-U.S. person. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. persona without first considering the United States tax consequences of holding a Certificate. No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is not clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of approximately 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payment made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


TRUSTS TREATED AS GRANTOR TRUSTS


CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

         CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Certificates, in the opinion of Federal Tax Counsel for such series, assuming compliance with all provisions of the related Trust Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation, and each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Trust assets included in the Grantor Trust Fund. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein. In addition, Special Tax Counsel have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences Grantor Trust Funds." and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES

         GENERAL. Holders of a particular series of Grantor Trust Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Receivables (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Certificate may differ significantly from the amount distributable thereon representing interest on the Receivables. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Certificates constituting stripped coupons) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.


         The federal income tax treatment of Grantor Trust Certificates of any series will depend on whether they are subject to the "stripped bond" rules of
Section 1286 of the Code. Grantor Trust Certificates may be subject to those rules if (i) a class of Grantor Trust Certificates constituting stripped coupons is issued as part of the same series of Certificates or (ii) the Seller or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Receivable. Further, an unreasonably high servicing fee retained by a seller or servicer may be treated as a retained ownership interest that constitutes a stripped coupon.


         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--TAXATION OF GRANTOR TRUST CERTIFICATES--MARKET DISCOUNT". Under the stripped bond rules, the holder of a Grantor Trust Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.


         The original issue discount on a Grantor Trust Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--TAXATION OF

GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Receivables, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Receivables will not include any payments made in respect of any spread or any other ownership interest in the Receivables retained by the Seller, a Servicer, or its respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.


         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Certificates.

         In the case of a Grantor Trust Certificate acquired at a price equal to the principal amount of the Receivables allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Receivable prepays in full, the holder of a Grantor Trust Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Receivable. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Certificate and accounted for under a method consistent with
Section 1272(a)(6) of the Code. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Seller nor any other person will make any representation that the Receivables will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Certificate, the Certificateholder will be required to report its share of the interest income on the Receivables in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Certificate to the extent it evidences an interest in Receivables issued with original issue discount.

         The original issue discount, if any, on the Receivables will equal the difference between the stated redemption price of such Receivables and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Receivable other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Receivable. In general, the issue price of a Receivable will be the amount received by the borrower from the lender and the stated redemption price of a Receivable will equal its principal amount.


         In the case of Receivables bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Receivables by the Trustee in preparing information returns to the Certificateholders and the IRS.


         Notwithstanding the general definition of original issue discount, original issue discount will be considered to be DE MINIMIS if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Receivable. For this purpose, the weighted average maturity of the Receivable will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Receivable, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by
(ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Receivable. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Receivable. The OID Regulations also permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES--MARKET DISCOUNT" below.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Receivable will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all asset-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Receivables in such series.


         A purchaser of a Grantor Trust Certificate (other than a Certificate subject to the stripped bond rules) that purchases such Grantor Trust Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Receivables held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Receivables. However, each such daily portion will be reduced, if the cost of such Grantor Trust Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Receivables held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Receivables. The adjusted issue price of a Receivable on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Receivable at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Receivable at the beginning of any accrual period will equal the issue price of such Receivable, increased by the aggregate amount of original issue discount with respect to such Receivable that accrued in prior accrual periods, and reduced by the amount of any payments made on such Receivable in prior accrual periods of amounts included in its stated redemption price.

         Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Servicer as applicable, in addition to its regular reports will provide to any holder of a Grantor Trust Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Certificates. See "--GRANTOR TRUST REPORTING" below.


         MARKET DISCOUNT. If the stripped bond rules do not apply to a Grantor Trust Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Receivable is considered to have been purchased at a "market discount", that is, in the case of a Receivable issued without original issue discount, at a purchase price less than its remaining stated redemption price or in the case of a Receivable issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Receivable, to the payment of stated redemption price on such

Receivable that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Receivable with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.


         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the legislative history to Section 1276 of the Code apply. Under those rules, in each accrual period market discount on the Receivables should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Receivable issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Receivable as of the beginning of the accrual period, or (iii) in the case of a Receivable issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Receivable purchased at a discount in the secondary market.


         Because the Receivables will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Receivables generally will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Receivables multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as DE MINIMIS under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY".


         Further, under the rules described above any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Receivables.


         PREMIUM. If a Certificateholder is treated as acquiring the underlying Receivables at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Receivables originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Receivables originated before September 28, 1985 or to Receivables for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Receivable and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Receivable prepays in full, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Receivable. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Certificate and accounted for under a method similar to that described for taking account of original issue discount on the Notes See "--NOTES --TAXATION OF OWNERS OF NOTES-ORIGINAL ISSUE DISCOUNT". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.


         POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Certificates subject to the stripped bond rules would cease if the Receivables were prepaid in full, the Certificates subject to the stripped bond rules could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments but it appears that Certificates subject to the stripped bond rules, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly excepted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Certificates subject to the stripped bond rules, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Certificates subject to the stripped bond rules are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Receivables. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

         Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Certificates subject to the stripped bond rules, the amount of income reported with respect thereto would be substantially similar to that described under "TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Certificates subject to the stripped bond rules.



         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


         GRANTOR TRUST REPORTING. Unless otherwise provided in the related Prospectus Supplement, as applicable, the Trustee or the Servicer will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Receivables and to interest thereon at the related PassThrough Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


         BACKUP WITHHOLDING. In general, the rules described in "--Notes--Backup Withholding with Respect to Notes" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to Notes applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Receivables were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, DEBT CERTIFICATES AND NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.



                              ERISA CONSIDERATIONS

GENERAL


         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal , state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS


         A Plan's investment in Securities may cause the underlying Receivables and other assets included in a related Trust to be deemed assets of such Plan.
Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (I.E., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Receivables and other assets included in a Trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer, any Backup Servicer, any subservicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Receivables and other assets included in a Trust constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA or the Code.


         The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the Notes issued by a Trust are treated as debt under applicable law and do not have substantial equity features, the Receivables included in such Trust would not be treated as assets of Plans investors.

PROHIBITED TRANSACTION EXEMPTIONS


         In considering an investment in the Securities, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96- 23, regarding transactions effected by an "in-house asset manager".



         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.


         If Certificates are being issued by the Trust, Plan fiduciaries should consider whether an individual prohibited transaction exemption has been issued to the underwriter of the Certificates being offered to such Plan. There can be no assurance that any of these exemptions will apply with respect to any particular Plan investment in the Securities or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the availability of these or other exemptions with respect to the Securities offered thereby.

CONSULTATION WITH COUNSEL

         Any Plan fiduciary which proposes to purchase Securities on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.


         First Union Capital Markets Corp. may be designated as an underwriter in the related Prospectus Supplement. IronBrand Capital, LLC, an affiliate of the Underwriter (the "First Union Partner"), is a 15% limited partner of NAFCO. As part of a referral program, First Union National Bank of North Carolina, an affiliate of First Union Capital Markets Corp., is entitled to receive fees for referrals of credit applications to the extent the related motor vehicle retail installment contracts are acquired by NAFCO. First Union National Bank and NAFCO are considering an expansion of the referral program. Based upon several factors, including the overall performance of the referral program and the total market value of NAFCO over a specified time period, the First Union Partner may increase its limited partnership interest in NAFCO to approximately 49%.

         In the ordinary course of their respective businesses, First Union Capital Markets Corp. and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NAFCO and its affiliates.

         The Prospectus and the related Prospectus Supplements may be used by First Union Capital Markets Corp. in connection with offers and sales related to market making transactions in any series of the Securities. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.


         Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

         Each Underwriting Agreement will provide that NAFCO and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

         The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

         Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by Thacher Proffitt & Wood, New York, New York.

                             INDEX OF DEFINED TERMS





Actuarial Contracts....................................................28
Administration Agreement...............................................59
Administrative Receivables.............................................22
Aggregate Principal Balance............................................13
APR....................................................................27
Backup Servicer.........................................................4
Bankruptcy Laws........................................................54
Certificate Distribution Account.......................................47
Certificate Majority...................................................41
Certificate Owners.....................................................19
Certificateholders......................................................5
Certificates............................................................1
Collection Account.....................................................15
Commission..............................................................3
Computer Tape..........................................................45
Cutoff Date.............................................................1
Dealer Agreements .................................................23, 31
Dealer Assignments.....................................................23
Dealers.............................................................8, 31
Definitive Certificates................................................41
Definitive Notes.......................................................41
Depository.............................................................34
Designated Accounts....................................................47
Distribution Date .....................................................34
DOL....................................................................85
DTC.....................................................................2
Electronic Ledger......................................................45
Eligible Account.......................................................47
Eligible Investments...................................................48
Eligible Servicer......................................................55
ERISA..................................................................84
Events of  Default.....................................................37
Exchange Act............................................................3
Financed Vehicles.......................................................8
FTC....................................................................63
Indenture...............................................................1
Indenture Trustee....................................................1, 5
Indirect participants..................................................40
Insolvency Laws........................................................20
Insurance Agreement....................................................53
Insurer Default........................................................16
Interest Rate...........................................................7
JMFE...................................................................33
Lien...................................................................45
Lockbox Account....................................................15, 48
Lockbox Bank.......................................................15, 48
Monthly  Period........................................... ............51
NAFCO...................................................................1
Note Distribution Account..............................................47
Note Majority..........................................................36
Note Owners............................................................19
Noteholders.............................................................7
Notes...................................................................1
Obligor................................................................15
Odometer Act...........................................................63
OFSA...................................................................14
OID Regulations........................................................65
Owner Trustee........................................................1, 4
Participants...........................................................40
Parties in  Interest....................................... ...........84
Pass-Through Rate.......................................................5
Payment Date...........................................................35
Plan Asset Regulations.................................................85
Plans..................................................................84
Policy.................................................................13
Pooling and Servicing Agreement.........................................1
Pre-Funded Amount...................................................9, 10
Pre-Funding Account....................................................10
Pre-Funding Period............................................ ........10
Prepayment Assumption..................................................77
Prospectus Supplement...................................................1
PTCE...................................................................85
Purchase Agreement..................................................9, 43
Purchase Amount........................................................46
Rating Agency..........................................................18
Receivable Files........................................... .. ....46, 60
Receivables..........................................................1, 8
Receivables Pool........................................................8
Registration Statement..................................................3
Related Documents......................................................39
Relief Act................................................. ...........45
Repurchase Event...........................................10, 17, 46, 59
Required Deposit Rating................................................48
Rule of 78's Contracts.................................................28
Rules..................................................................40
Sale and Servicing Agreement............................................1
Schedule of Receivables................................................44
Securities..............................................................1
Security Insurer.......................................................13
Securityholders.........................................................3
Seller..................................................................1
Servicer.................................................. .........4, 31
Servicer Responsible Officer...........................................52
Servicer Termination Events................................ ...........54
Servicer's Certificate.................................................42
Servicing Agreement....................................................32
Servicing Fee..........................................................13
Simple Interest Contracts..............................................28
Strip Certificates......................................................5
Strip Notes.............................................................7
Subsequent Receivables...............................................1, 9
Subservicing Agreement.................................................26
Transferor.............................................................31
Trust................................................................1, 4
Trust Agreement.........................................................1
Trust Documents.....................................................1, 43
Trust Property.......................................................1, 8
UCC....................................................................20
Underwriting Agreement.................................................87
Warranty Receivables...................................................22
World Omni.............................................................33

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses to be incurred in connection with the offering of the Automobile Receivables-Backed Certificates and the Automobile Receivables-Backed Notes, other than underwriting discounts and commissions, described in this Registration Statement:

         Securities and Exchange Commission Registration Fee............$ 34,482
         Printing and Engraving...........................................70,000
         Legal Fees and Expenses.........................................300,000
         Blue Sky Filing and Counsel Fees.................................50,000
         Accounting Fees and Expenses....................................100,000
         Trustee Fees and Expenses........................................40,000
         Rating Agencies' Fees...........................................200,000
         Miscellaneous Expenses.......................................... 20,000
         Total..........................................................$814,482

----------------------
* All fees and expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         National Financial Auto Funding Trust ("Funding Trust") is a business trust formed under the laws of the State of Delaware. Section 3817 of Chapter 38 of Title 12 of the Delaware Code provides that a Delaware business trust may indemnify any persons, including trustees and beneficial owners, from and against any and all claims and demands whatsoever. The First Amended and Restated Trust Agreement of the Seller (the "Trust Agreement") provides that the Trust and National Auto Finance Company L.P., as depositor to Funding Trust (in such capacity, the "Depositor"), will indemnify The Chase Manhattan Bank (USA), as Trustee, and any of its officers, directors, employees or agents against any and all losses and liabilities, obligations, damages, penalties, claims, actions, suits or out-of-pocket expenses or costs of any kind and nature whatsoever incurred or arising out of or in connection with the administration of Funding Trust.


         The Trust Agreement provides that the Depositor will indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a Co-Trustee, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law.

ITEM 16.  EXHIBITS.

         The Exhibits filed as part of this Registration Statement are:

         1.1*     --    Form of Underwriting Agreement
         3.1*     --    First Amended and Restated Trust Agreement of the
                        Seller, together with Amendment thereto.

         4.1*     --    Form of Pooling and Servicing Agreement between the
                        Seller, the Servicer and the Trustee.

         4.2*     --    Form of Sale and Servicing Agreement relating to Trusts
                        including Pre- Funding Accounts or issuing Notes.
         4.3*     --    Form of Trust Agreement relating to Trusts including
                        Pre-Funding Accounts or issuing Notes.
         4.4*     --    Form of Indenture between the Trust and the Indenture
                        Trustee, including form of Note.
         5.1*     --    Opinion and consent of Thacher Proffitt & Wood with
                        respect to legality.
         8.1*     --    Opinion and consent of Thacher Proffitt & Wood with
                        respect to tax matters (to be filed by amendment).
         10.1*    --    Form of Purchase Agreement between the Seller and NAFCO.
         23.1*    --    Consent of Thacher Proffitt & Wood (included as part of
                        Exhibit 5.1).
         23.2*    --    Consent of Thacher Proffitt & Wood (included as part of
                        Exhibit 8.1). ---------------------- * Previously filed.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Owner Trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 23rd day of October, 1996.


                         NATIONAL FINANCIAL AUTO FUNDING
                         TRUST


                         By /s/ Keith Stein
                            ----------------------------------
                                       Keith Stein
                                     Attorney-in-Fact


         Pursuant to the requirements of the Securities Act, Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on October 23, 1996.



    SIGNATURE                                       TITLE




          *                   Co-Trustee, Principal Executive Officer, Principal
-----------------------
    Gary L. Shapiro           Financial Officer and Principal Accounting
                              Officer, National Financial Auto Funding Trust



          *                   Co-Trustee, National Financial Auto Funding Trust
-----------------------
    Edgar Otto



          *                   Co-Trustee, National Financial Auto Funding Trust
-----------------------
    Andrew Stidd

* Signed on behalf of each of the above-named persons:

By:    /s/ Keith Stein
       --------------------------------
       Keith Stein
       Attorney-in-Fact, pursuant to powers of attorney previously filed as part of this registration statement.